UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Reliance, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2024

NOTICE OF MEETING & PROXY STATEMENT

Reliance

Reliance, Inc.
16100 N. 71st St., Suite 400
Scottsdale, Arizona 85254
(480) 564-5700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Your vote is important. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented, and we hope you will vote as soon as possible.
To make it easier, you may vote on the internet or by telephone. The instructions attached to this Notice describe how to use these convenient services. Even if you give your proxy, you have the right to vote electronically if you participate in the Annual Meeting.
Proxy Voting

Internet Visit the website noted on your proxy card to vote online.
By Telephone Use the toll-free telephone number on your proxy card to vote by telephone.
By Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
During the Meeting To vote during the virtual meeting, visit www.virtualshareholdermeeting.com/RS2024 and use your 16-digit control number.

The Annual Meeting will be held “virtually”. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting at www.virtualshareholdermeeting.com/RS2024.

Time and Place
May 15, 2024 10 a.m. Pacific Daylight Time (PDT)
Electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2024
Record Date
Only stockholders at the close of business on March 28, 2024 are entitled to notice of, and to vote at, the 2024 annual meeting of stockholders (the “Annual Meeting”) or any adjournments thereof.
Items of Business		Voting Recommendation
1	To elect the eight directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified.	FOR each nominee
2	To consider a non-binding, advisory vote to approve the compensation of our named executive officers.	FOR
3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.	FOR
4	To approve an amendment to the Reliance, Inc. Second Amended and Restated 2015 Incentive Award Plan to extend its duration by 5 years.	FOR
5	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.
These items of business are more fully described in the accompanying proxy statement.

By Order of the Board of Directors, WILLIAM A. SMITH II SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY Scottsdale, Arizona April 3, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
THIS PROXY STATEMENT, OUR ANNUAL REPORT TO STOCKHOLDERS, OUR 2023 ANNUAL REPORT ON FORM 10-K AND A PROXY FORM FOR VOTING ARE AVAILABLE ONLINE AT WWW.PROXYVOTE.COM BY USING THE 16-DIGIT CONTROL NUMBER PROVIDED TO YOU.

PROXY STATEMENT

DEAR FELLOW STOCKHOLDERS,
We would like to express our gratitude to the entire Reliance family for our strong performance and forward progress in 2023 and for placing safety at the forefront of our operations. Continuing to execute our unique and sustainable business model with a focus on growth and delivering increasing value to our customers resulted in the second highest sales, profitability, and cash flow generation in our Company’s history. Importantly, these results were achieved in a challenging environment with ongoing inflationary headwinds and declining metal prices.
We thank our loyal and valued customers for relying on us for quick and accurate deliveries of high-quality products, and we are grateful for the longstanding relationships with our suppliers who continue to support us through all market cycles.
We also appreciate our stockholders and their confidence in our future as our stock price reached new heights, increasing 38% in 2023, and representing a 17.6% compound annual growth rate since our IPO in 1994.
More Than Metal
On February 15, 2024, we unveiled a corporate rebranding to Reliance, Inc. to portray the Company’s evolution and reinforce our position as a leading diversified metal solutions provider. Retaining “Steel & Aluminum” in our corporate name limited the perception of Reliance because we have evolved into a company that is so much more than metal. Over the years we have become stronger, more collaborative, and focused as we further differentiate and diversify Reliance. We are a best-in-class family of companies working collaboratively to deliver exceptional service to our customers, return value to our stockholders, provide a safe environment where our employees are proud to work, and positively contribute to our communities.
Our company-wide community involvement efforts have united under the Reliance Cares banner. In 2023, we significantly increased our impact in our communities through expanded programs driven by our employees throughout our Family of Companies.
We are pleased that our new identity captures the essence of who we have always been and always will be. We are more than metal. We are industrial strength.
Employee Health & Safety
The health, safety, and wellbeing of our employees and communities throughout all aspects of our business. Employee safety remains fundamental to our day-to-day operational focus. Our 2023 Total Recordable Incident Rate (TRIR) of 1.96 was significantly lower than the 2020 Metals Service Center Institute (“MSCI”) average of 3.5 and we remain committed to living a culture of safety and reducing the number of injuries to zero. “Be SMART. Be Safe.” was the theme of our 2023 company-wide SMART Safety program to promote proactive commitment, engagement, and accountability throughout the organization.
Strong Operational and Financial Performance
We finished 2023 with $14.8 billion in sales and $22.64 of diluted earnings per share, both representing the second highest results in Reliance history. We emphasized “Smart, Profitable Growth” in 2023, increasing our volumes above
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industry trends while maintaining a strong full year gross profit margin of 30.7%, near the high end of our estimated sustainable range. Our resilient business model – including strong pricing discipline and significant capital reinvestment in the business to increase our capacity and value-added processing capabilities – was instrumental to these results.
In 2023, Reliance performed value-added processing on 50.6% of sales orders, up from 50.2% in 2022. We maintained a small average order size of $3,210 with approximately 40% of orders delivered to customers within 24 hours. We serve more than 125,000 customers in a broad range of industries including non-residential construction (including infrastructure), aerospace, automotive, broader manufacturing, semiconductor, and more.
Disciplined Capital Allocation Strategy
Our strong profitability and effective management of working capital enabled us to generate $1.67 billion in annual cash flow from operations, the second highest we have ever reported. Our strong cash flow facilitated our execution of a disciplined and balanced capital allocation strategy through investments in both growth and stockholder returns. In 2023, our operating cash flow funded a record $469 million of capital expenditures, $238 million of cash dividends, and $480 million of share repurchases, resulting in a 3.2% reduction in total shares outstanding.
Growth
In addition to increasing our volumes through market share gains, we deployed capital into various growth projects that further enhanced our value-added capabilities, maintained, upgraded, and improved our operating facilities, and funded expansion into new markets. Greenfield locations contributed meaningfully to our volume growth in 2023. As a result of these growth activities, our 2023 tons shipped increased 3.7% compared to the industry increase of 1.5% as reported by MSCI. We continue to identify many opportunities to support our customers and suppliers as they grow. Our capital expenditure budget for 2024 is $425 million with approximately two-thirds targeting growth initiatives.
In addition to our organic growth efforts, we completed one acquisition in 2023 and announced two acquisitions in the first quarter of 2024:
•
Southern Steel Supply, LLC (“Southern Steel”) – an established service center located in Memphis, Tennessee, distributing primarily carbon steel products – was acquired in May 2023. Southern Steel further expanded our reach in the Southeastern part of the U.S. Southern Steel’s 2022 sales were approximately $63 million.

•
Cooksey Iron & Metal Company (“Cooksey”) – a well-known regional metals service center based in Tifton, Georgia, with a focus on carbon long products and plate – was acquired in February 2024. Cooksey’s strong reputation for premium customer service and rapid delivery to its customers along with its presence in the fast-growing Southeastern market both strengthens and expands our position in the region. Cooksey’s 2023 sales were approximately $90 million.

•
American Alloy Steel, Inc. (“American Alloy”) – a reputable, Houston, Texas-based national distributor of specialty carbon and alloy steel plate and round bar, as well as a plate fabricator – was acquired in April 2024. American Alloy has strong, decades-long relationships with both customers and suppliers and a solid reputation for customer service and product expertise. American Alloy’s 2023 sales were approximately $310 million.

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Stockholder Returns
Driven by our ongoing commitment to delivering increased value to our stockholders, we returned $718 million through dividends and share repurchases in 2023. We have paid regular quarterly cash dividends for 64 consecutive years without reduction or suspension and have increased our dividend 31 times since our 1994 IPO, including our most recent increase of 10% to $1.10 per share ($4.40 per share on an annualized basis) in the first quarter of 2024. Our recently announced $1.5 billion share repurchase authorization, coupled with our strong balance sheet and cash generation, allow us to remain opportunistic. We repurchased approximately 1.9 million shares of RS common stock at an average cost of $255.30 per share, for a total of $480 million, in 2023.
We are very proud of our strong financial position, which has enabled us to reinvest back into our business to support growth while concurrently returning approximately 45% of our net income and 58% of our free cash flow to our stockholders over the past three years.
85 Years of Excellence
2024 is a milestone year for Reliance in which we celebrate our 85th anniversary and our 30th anniversary as a publicly traded company. We are proud of our history and remain anchored to our core business model and values as we move forward into the future. Our unwavering commitment to employee safety and wellbeing, profitable growth, working collaboratively, and improving the communities in which we live and work encompass why Reliance is so much more than metal.
Longer-term, we remain excited about the many growth prospects anticipated under the Infrastructure Bill, the CHIPS Act, and the Inflation Reduction Act, as well as the onshoring and near-shoring activities in the markets we serve.
Thank you to all of our employees, customers, suppliers, and stockholders for your continued confidence in and ongoing support of Reliance.
Sincerely,

Karla R. Lewis President and Chief Executive Officer (Center)	Stephen P. Koch Executive Vice President and Chief Operating Officer (Right)	Arthur Ajemyan Senior Vice President and Chief Financial Officer (Left)
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Reliance, Inc.
16100 N. 71st St., Suite 400
Scottsdale, Arizona 85254
(480) 564-5700
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement of Reliance, Inc. (the “Company” or “Reliance”) and in our Annual Report on Form 10-K for the year ended December 31, 2023. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
NEW NAME
Effective February 14, 2024, Reliance changed its corporate name from Reliance Steel & Aluminum Co. to Reliance, Inc. to reflect the Company’s evolution to “more than metal” as a leading global diversified metals solutions provider. Retaining the Reliance brand identity honors the Company’s strong reputation built over 85 years from its humble roots to becoming the largest metals service center company in North America with a global footprint of more than 315 locations in 40 U.S. states and 12 foreign countries. Modernization of the Reliance brand symbolizes how the Company has become much more than just a distributor of steel and aluminum. Reliance, Inc. is the culmination of a decades-long journey resulting from focused execution of an enduring strategic vision to be a best-in-class industrials company working collaboratively throughout its family of companies to deliver exceptional service to customers, pursue diversified growth opportunities, generate industry-leading returns for stockholders, positively contribute to the communities in which we live and work and provide a safe environment where employees are proud to work.
ANNUAL MEETING OF STOCKHOLDERS
Time and Place
May 15, 2024 10 a.m. Pacific Daylight Time (PDT)
Electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2024
Record Date
Only stockholders at the close of business on March 28, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
PROXY VOTING

Internet Visit the website noted on your proxy card to vote online.	By Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	By Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
During the Meeting To vote during the virtual meeting, visit www.virtualshareholdermeeting.com/RS2024 and use your 16-digit control number.

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VOTING MATTERS
Proposal		Voting Recommendation	Page
1	To elect the eight directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified.	FOR each nominee	10
2	To consider a non-binding, advisory vote to approve the compensation of our named executive officers.	FOR	11
3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.	FOR	12
4	To approve an amendment to the Reliance, Inc. Second Amended and Restated 2015 Incentive Award Plan to extend its duration by 5 years.	FOR	14
5	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.
VIRTUAL STOCKHOLDER MEETING
The Annual Meeting will be held “virtually”. If you were a stockholder as of the close of business on March 28, 2024 (the “Record Date”), you can attend the Annual Meeting online, vote your shares electronically, and submit your questions by visiting www.virtualshareholdermeeting.com/RS2024. You will need to have your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The meeting webcast will begin promptly at 10 a.m. Pacific Daylight Time (PDT). Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. An audio recording of the Annual Meeting will be available on the Investors section of our website after the meeting.
Additional information about our virtual stockholder meeting, including procedures for submitting questions at the Annual Meeting, is provided under “Participation in the Annual Meeting” on page 72.
The Company anticipates that the Notice of Internet Availability will first be mailed on or about April 3, 2024 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.
PROXY STATEMENT
Your vote is very important. Reliance’s Board of Directors is requesting that you allow your common stock to be represented and voted at the Annual Meeting by the Company’s officers (proxies) named on the proxy card. The proxy statement is first being sent and made available to our stockholders on or about April 3, 2024.

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CORPORATE GOVERNANCE HIGHLIGHTS (see page 63)
Highlights of Corporate Governance

All directors are elected annually by majority of votes cast.

Independent, non-executive Chair of the Board.
All standing committees of the Board consist solely of independent directors.
Independent directors meet regularly in executive sessions.

Policy that directors should not stand for re-election after reaching age 75.

Over 99% Board and 100% committee meeting attendance by current Board members in 2023.

Stock ownership and retention requirements applicable to all directors and officers.

Prohibition of speculative, hedging and pledging transactions by all directors and executive officers.

Stockholder right to act by written consent.

Special meetings may be called by stockholders holding shares entitled to cast not less than 10% in voting power of our outstanding stock.
Market-standard, robust proxy access right.

Board oversight of executive succession planning.
No super-majority voting requirements to approve mergers or other business combinations.
No standing stockholder rights plan or poison pill.

Code of Conduct that applies to all directors, executive officers and senior management.
Annual Board and committee self-evaluations.

Key Executive Compensation Practices
What We Do

We align executive compensation with the
interests of our stockholders:
●
Strong pay-for-performance compensation structure with approximately 74% of our Chief Executive Officer (“CEO”) and 71% of our other named executive officers (“NEOs”) target total direct compensation tied to performance metrics. See pages 32 & 37.

●
Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when targeted performance levels are achieved. See page 37.

●
In 2022 and 2023, 80% of all NEO target equity awards issued were performance-based. In 2024, 80% of the CEO, CFO and COO target equity awards are performance-based and 70% of the other NEOs’ target equity awards are performance-based. See pages 44 and 49.

●
Stock ownership and retention requirements applicable to all directors and corporate officers, including our NEOs. See pages 47 & 69.

●
Clawback and recoupment policy for cash and equity incentive compensation. See page 47.

Our executive compensation program is designed to
reward the Company’s executive officers for strong
operational and financial performance and to avoid
excessive risk-taking:
●
Double trigger provisions for accelerated vesting of equity awards upon a change in control. See page 45.

●
All NEO performance-based equity awards are tied to a three-year performance target. See pages 44 and 49.

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Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards. See page 44.

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Limited perquisites. See page 45.

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Annual stockholder advisory vote to approve NEO compensation. See page 11.

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Independent compensation committee. See page 40.

●
Independent compensation consultant. See page 41.

●
Independent, non-executive Chair of the Board enhances the effectiveness of the Board’s oversight and governance and compensation practices. See page 67.

●
All employee awards are subject to a minimum one-year vesting period, except with respect to a maximum of 5% of the remaining shares available for grant under the Second Amended and Restated 2015 Incentive Award Plan.

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What We Don’t Do

We adhere to executive compensation best practices

No incentive plan design or feature which would encourage excessive risk-taking.

No unlimited compensation; all variable compensation plans have caps on plan formulas.

No employment agreements, severance agreements, change in control/golden parachute agreements or other similar agreements with any executive officer. See page 45.

No tax gross-ups for perquisites, change in control excise taxes or otherwise.

No hedging of Reliance securities permitted by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No pledging of Reliance securities permitted by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No acceleration of unvested awards permitted, except for death, disability, a qualified retirement or termination without cause following a change in control.

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CORPORATE CITIZENSHIP AND SUSTAINABILITY
We recognize that we have a corporate social responsibility not only to our investors, but also to our employees, their families and the communities in which we live and conduct our business. Accountability to our stockholders, employees, and communities, and a commitment to ethical business practices, motivates and anchors us. Our responsibility to stockholders requires a diligent commitment to excellence and a focus on sustainable profitability. This commitment to excellence also requires that we set the highest standards for business practices, ensure a safe and productive workplace for our employees, are stewards of the natural environments in which we operate, and share our success by giving back to our communities.
Please refer to the ESG section of our website at https://www.reliance.com/environmental-social-and-governance/ for further information on our environmental, social and governance matters and initiatives.
The website address presented above and elsewhere in this proxy statement is not intended to function as hyperlinks, and the information contained on our website is not part of this proxy statement and is not soliciting material.
BOARD NOMINEES (see page 10)
LISA L. BALDWIN Managing Director, Elliott Management Corporation Independent Committee(s): Audit, Nominating and Governance	KAREN W. COLONIAS Former President and Chief Executive Officer, Simpson Manufacturing Co., Inc. Independent Committee(s): Audit, Compensation (Chair)
FRANK J. DELLAQUILA Former Executive Vice President and Chief Financial Officer of Emerson Electric Co. Independent Committee(s): Audit (Chair)	MARK V. KAMINSKI* Former Executive Chairman Graniterock Independent Committee(s): Audit
KARLA R. LEWIS President and Chief Executive Officer, Reliance, Inc. Other Public Company Boards: The Goodyear Tire & Rubber Company Committee(s): None	ROBERT A. MCEVOY Retired Managing Director, The Goldman Sachs Group, Inc. Independent Committee(s): Compensation, Nominating and Governance
DAVID W. SEEGER Former President of Zekelman Industries (formerly JMC Steel Group) Independent Committee(s): Compensation, Nominating and Governance	DOUGLAS W. STOTLAR Former President and Chief Executive Officer, Con-Way, Inc. Independent Other Public Company Boards: AECOM Committee(s): Compensation, Nominating and Governance (Chair)

*
Non-executive Chair of the Board of Directors

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VOTING MATTERS AND RECOMMENDATIONS
Proposal 1
ELECTION OF DIRECTORS
(see page 10)
The Board and the Nominating and Governance Committee believe that the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and diversity to provide effective oversight of and quality advice and counsel to the Company’s management.
FOR EACH NOMINEE
Proposal 2
ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(see page 11)
We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective. We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.
FOR
Proposal 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(see page 12)
The Audit Committee has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2024. KPMG LLP has served in this role since 2008. We are asking our stockholders to ratify this selection at the Annual Meeting.
FOR
Proposal 4
AMENDMENT TO THE RELIANCE, INC. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
(see page 14)
We are asking our stockholders to approve an amendment to the Reliance, Inc. Second Amended and Restated 2015 Incentive Award Plan to extend its duration by 5 years (through 2030).
FOR

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VOTING INFORMATION
We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting.
The Board of Directors selected Arthur Ajemyan, our Senior Vice President, Chief Financial Officer, and William A. Smith II, our Senior Vice President, General Counsel and Corporate Secretary, or their designees, to be named as proxyholders to vote the shares of common stock represented by the proxies at the Annual Meeting. Reliance will pay the cost to solicit the proxies. The Board of Directors will solicit proxies by mail, by telephone, and electronically via the internet. In addition, certain of our officers and agents may solicit proxies by telephone, email and personal interview (the cost of which will be nominal). We expect that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners and obtain authorizations to execute proxies. We will reimburse the reasonable out-of-pocket expenses they incur to forward our proxy materials.
We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees of approximately $11,000, plus-out-of-pocket expenses, for these services. Your bank, broker or financial institution is not able to vote on your behalf for the election of directors, or on any compensation or incentive award plan matter unless you provide specific instructions by completing and returning a proxy or voting instruction form or by following instructions provided to you by your bank, broker or financial institution to vote your shares which often include instructions on how to vote your shares via telephone or the internet. Voting your shares is important to ensure that you have a say in the governance of our Company.
We intend only the four matters described in this proxy statement to be presented at the Annual Meeting. However, we may also transact any other business that properly comes before the meeting or any adjournments thereof.
Unless you instruct us otherwise on the proxy, each proxy will be voted FOR the election of all of the nominees named herein as directors: FOR the approval of the compensation of the Company’s named executive officers; FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2024; and FOR the amendment to the Reliance, Inc. Second Amended and Restated 2015 Incentive Award Plan.
We intend to make this proxy statement and accompanying material available to each stockholder on the internet beginning on or about April 3, 2024. An Annual Report on Form 10-K, and an annual report to stockholders will also be available electronically. Some stockholders will receive these materials by mail and other stockholders may request copies of these materials at no cost. The annual report and stockholder letter are not incorporated in, and are not a part of, this proxy statement and do not constitute proxy-soliciting material.
If you are a stockholder of record and execute a proxy or submit a proxy via the internet or telephone, the proxy may be revoked at any time before it is voted:
•
by filing with our Corporate Secretary either an instrument revoking the proxy or a proxy bearing a later date, duly executed in either case; or

•
by voting electronically at the virtual meeting.

Any written instrument or later dated proxy should be sent or delivered to the Corporate Secretary at the address shown on the first page of this proxy statement and must be received prior to the Annual Meeting.
In addition, prior to the deadline for internet or telephone voting, you may change your vote using the internet or telephone method, in which case only your latest internet or telephone proxy submitted before the deadline will be counted.
If you hold your shares through a broker, bank, financial institution, or other nominee, then you are a beneficial holder, and you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, financial institution or other nominee.
Even if you currently plan to participate in the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to participate at the Annual Meeting. If you submit your vote by proxy and later decide to vote electronically at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.
The presence at the virtual meeting or by proxy of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted for purposes of

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VOTING INFORMATION
determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees only have discretionary voting power with respect to the ballot item addressing the ratification of our independent registered public accounting firm.

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INFORMATION CONCERNING OUR COMMON STOCK
Our only voting securities are shares of common stock, par value $0.001 per share. As of the record date of March 28, 2024, we had a total of 57,425,841 shares of common stock issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on our books at the close of business on the record date will be entitled to vote at the Annual Meeting.
Each nominee for election as a director at the Annual Meeting will only be elected if the votes cast “FOR” such nominee exceed the number of votes cast “AGAINST” such nominee, with abstentions and broker non-votes not counted as either votes “FOR” or “AGAINST” that nominee’s election. As required by the Company’s Bylaws, in the event that an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director is required to submit his or her resignation to the Board of Directors within ten calendar days of the date of the certification of the election results. Pursuant to the procedures set forth in our Bylaws, the Nominating and Governance Committee will make a recommendation to the Board of Directors within ten calendar days as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will then act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee. Each of the Nominating and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors and other information that they consider appropriate and relevant. A director who tenders his or her resignation is not permitted to participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.
The affirmative vote of a majority of votes present at the virtual meeting or by proxy and entitled to vote on the matter is required to: (i) approve, on a non-binding advisory basis, the compensation of the NEOs; (ii) ratify the engagement of KPMG LLP as our independent registered public accounting firm for 2024; and (iii) approve the amendment to the Reliance, Inc. Second Amended and Restated 2015 Incentive Award Plan. Abstentions will count as votes against such proposals.
Broker non-votes will have no effect on Proposal Numbers 1, 2 or 4. Because the ratification of the appointment of KPMG LLP (Proposal No. 3) is considered a “routine” proposal, a broker holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on Proposal No. 3.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR.
The Board proposes that eight directors, seven of whom are independent, be elected to hold office until the 2025 Annual Meeting of Stockholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. Mrs. Lewis is not considered independent since Mrs. Lewis is our President and Chief Executive Officer.
The Board possesses a broad range of qualifications and skills that facilitate strong oversight of the Company’s management and strategy. The following matrix identifies the primary skills that the Nominating and Governance Committee and the Board considered in connection with the re-nomination of the current directors.* For additional information regarding each nominee, see “Board of Directors and Management” beginning on page 22.
	Lisa L. Baldwin	Karen W. Colonias	Frank J. Dellaquila	Mark V. Kaminski	Karla R. Lewis	Robert A. McEvoy	David W. Seeger	Douglas W. Stotlar
Senior leadership experience	●	●	●	●	●	●	●	●
Accounting/financial experience	●	●	●	●	●	●		●
Other public company board experience		●	●	●	●			●
Operational management		●		●	●		●	●
Capital markets/banking		●	●	●	●	●		●
Mergers and Acquisitions		●	●	●	●	●	●	●
Information Technology/Cybersecurity	●
Industry Experience				●	●	●	●

*
The absence of a mark does not necessarily indicate that the director does not possess that qualification or skill.

A majority of the votes cast is required for the election of each director at the 2024 Annual Meeting. Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf for the election of directors unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the internet.
Our Board currently has nine members. James D. Hoffman will retire from the Board effective at the 2024 Annual Meeting, at which time the size of the Board will be reduced to eight members. We expect each nominee for election as a director will serve if elected. If any nominee is not able to serve, proxies may be voted by the proxyholders for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
Certain information with respect to each nominee is set forth in “Board of Directors and Management” beginning on page 22.

10 / 2024 Proxy Statement	investor.reliance.com

PROPOSAL NO. 2 – ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVEL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement. It is Reliance’s current policy to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the Annual Meeting. Accordingly, we anticipate that the next such vote will occur at the 2025 Annual Meeting of Stockholders.
We believe that the information we have provided below in the “Compensation Discussion and Analysis” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Accordingly, we are asking our stockholders to approve, in an advisory, non-binding vote, the following resolution:
“RESOLVED, that the stockholders of Reliance, Inc. approve, on an advisory basis, the compensation paid to Reliance, Inc.’s named executive officers, as disclosed in the 2024 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the CD&A, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives and any related material.”
Because your vote is advisory, it will not be binding upon the Board. However, the Board values our stockholders’ opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The affirmative vote of a majority of votes present at the virtual meeting or by proxy and entitled to vote is required to approve this proposal.
Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf to support the Company’s executive compensation unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the internet.

investor.reliance.com	2024 Proxy Statement / 11

PROPOSAL NO. 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.
KPMG LLP, our independent registered public accounting firm, billed us the fees set forth in the table below for services provided in the last two years:
	2023	2022
Audit Fees	$3,860,000	$3,700,000
Audit-related Fees	58,000	58,000
Tax Fees	54,000	42,000
All Other Fees	—	—
Total Fees Billed	$3,972,000	$3,800,000
Audit fees relate to services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements, audit services provided in connection with statutory and regulatory filings, including consents and comfort letters, and discussions surrounding the proper application of financial accounting and/or reporting standards.
Audit-related fees are those fees for services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and not included as audit fees. Tax fees are fees and expenses for professional services rendered by KPMG LLP in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.
The Audit Committee approved all of these services in advance. The Audit Committee has adopted a pre-approval policy that requires that the Audit Committee approve in advance the services to be provided, the terms of the engagement letter, and all associated fees set forth in such letter for the independent registered public accounting firm. In addition, the Audit Committee will review proposed audit, audit-related, tax and other services that management desires the independent registered public accounting firm to perform to ensure that such services and the proposed fees related to the services will not impair the independent registered public accounting firm’s independence and that such services and fees are consistent with the rules established by the SEC. Each quarter, the Chief Financial Officer of the Company reports to the Audit Committee which services, if any, were performed and the amount of any fees that were incurred. The Audit Committee has delegated to the Chief Financial Officer the authority to add to, amend or modify the list of services to be provided or the amount of fees to be paid; provided that the Chief Financial Officer will report any action taken to the Audit Committee at its next scheduled meeting and provided further that the fees involved are reasonably expected to be less than $50,000.
The Audit Committee selected KPMG LLP as the Company’s independent registered public accounting firm for 2024. KPMG LLP has served as the Company’s independent registered public accounting firm since 2008. The Board of Directors ratified this selection.
The Board of Directors believes there are significant benefits to having an independent registered public accounting firm with extensive history with the Company. These benefits include:
•
the high quality of their audit work and accounting advice, as a result of their institutional knowledge of our businesses, global operations, key risks, accounting policies, financial systems and internal control framework;

•
audit efficiency and effectiveness, resulting in a lower fee structure due to history and familiarity with our businesses; and

12 / 2024 Proxy Statement	investor.reliance.com

PROPOSAL NO. 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
•
time and expense avoided by management and staff in onboarding a new independent registered public accounting firm.

At the Annual Meeting, stockholders will be asked to ratify and approve this selection. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The affirmative vote of a majority of shares present at the virtual meeting or by proxy and entitled to vote is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2024. Because the ratification of the appointment of KPMG LLP is considered a “routine” proposal, a bank, broker or financial institution holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on this proposal.

investor.reliance.com	2024 Proxy Statement / 13

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
We are asking our stockholders to approve an amendment to the Reliance, Inc. Second Amended and Restated 2015 Incentive Award Plan (as proposed to be amended, the “Amended Plan”) to extend its term for an additional five-year period. On February 13, 2024, upon the recommendation of the Compensation Committee, the Board unanimously approved the Amended Plan, subject to approval by our stockholders at the Annual Meeting.
The Reliance, Inc. Amended and Restated 2015 Incentive Award Plan (the “Existing Plan”) was originally approved by our stockholders on May 20, 2015 and was further amended and restated following approval by our stockholders on May 20, 2020. The Existing Plan is the Company’s only compensation plan under which equity-based awards may be made to employees.
If approved by stockholders, the amendment will extend the duration of the Existing Plan by five years from February 24, 2025 to February 24, 2030. In addition, the Amended Plan contains other non-substantive and conforming changes.
The Amended Plan will not result in any increase in the number of shares authorized for issuance thereunder.
We believe equity compensation is a critical tool for employee motivation and retention. We are proposing to extend the duration of the Existing Plan to enable us to continue effectively offering equity compensation to our employees. If the Amended Plan is not approved, the Existing Plan will expire by its terms on February 24, 2025.
PURPOSE AND BACKGROUND
The primary goal of the Amended Plan is to extend the duration of the Existing Plan from February 24, 2025 to February 24, 2030.
If stockholders do not approve the Amended Plan, we will not be able to issue equity-based awards following February 24, 2025 and will be solely reliant on cash awards to our employees. An inability to grant equity-based awards would have significant negative consequences to the Company and our stockholders including the following:
Inhibit Pay for Performance and Alignment with Stockholders. A key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards, which we believe aligns employee and stockholder interests and drives long-term value creation.
Result in Increased Cash Compensation. In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.
Restrict our Ability to Retain Key Employees. We currently use equity compensation as a primary method for retaining key qualified personnel, including our executive officers. If we are no longer able to offer stock-based compensation, we might be subject to attrition risk from key employees.
PROMOTION OF SOUND CORPORATE GOVERNANCE PRACTICES
The Existing Plan includes, and the Amended Plan retains, several features designed to protect stockholder interests and to reflect our compensation philosophy:
•
minimum vesting provisions that provide awards must be subject to a minimum one-year vesting period, except with respect to a maximum of five percent (5%) of the remaining shares granted with respect to any award under the Amended Plan in the aggregate, and subject to certain other terms and conditions described in more detail herein;

14 / 2024 Proxy Statement	investor.reliance.com

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
•
no discretion of the Compensation Committee to accelerate (in whole or in part) the vesting of any award prior to its scheduled vesting date, other than in the cases of death and disability or a change in control;

•
no grants of below-market stock options or stock appreciation rights (“SARs”);

•
no repricing of any stock option or SAR (whether through a reduction of the applicable exercise price per share or the cancellation and substitution of such an award with cash or another award);

•
annual limits on the number of shares and dollar amounts of awards that may be granted to an individual in any one calendar year;

•
no dividends or dividends equivalents paid on restricted stock awards or other applicable awards (including restricted stock units) except and to the extent that such awards (whether service-based or performance-based) to which such dividend or dividend equivalent relate vest, and, if applicable (including as to restricted stock units), only as and when the shares underlying such awards are paid;

•
no dividend equivalents with respect to stock options and SARs;

•
no “evergreen” provision (i.e., no automatic increase in the number of shares available under the plan). Stockholder approval is required for any increase in the number of shares;

•
50% acquisition and completion of the transaction in order to trigger a change in control; and

•
limits on the manner in which shares may be added back to the share reserve.

SHARES SUBJECT TO THE AMENDED PLAN
•
The Amended Plan will not increase the number of shares reserved for issuance under the Existing Plan.

•
Our stockholders initially approved the reservation of the 10,000,000 shares in 2006 in connection with the approval of the Reliance Steel & Aluminum Co. Amended and Restated Stock Option and Restricted Stock Plan which was amended and restated in 2015 by the Existing Plan. Our stockholders subsequently approved the reservation of an additional 1,500,000 shares of our common stock in 2020. Accordingly, total number of shares reserved for issuance under the Existing Plan is 11,500,000 shares of our common stock.

•
As of the Record Date, there were 1,333,849 remaining total shares of common stock available for issuance under the Existing Plan and 627,405 shares of our common stock were subject to outstanding awards under the Existing Plan (including 378,443 shares underlying outstanding unvested service-based awards and 248,962 shares underlying outstanding unvested performance-based awards). As of March 28, 2024, the closing price of a share of our common stock was $334.18, and there were 57,425,841 total shares of common stock outstanding.

•
With respect to the equity awards granted in February 2024:

•
performance-based equity awards represented 80% of our CEO, CFO and COO’s equity awards and 70% of our other NEOs’ equity awards;

•
Approximately 590 employees received a portion of their annual compensation in the form of equity-based awards; and

•
approximately 67% of the total grant date fair value was granted to employees who are not named executive officers.

NEW PLAN BENEFITS AND HISTORICAL GRANT INFORMATION
No awards have been granted or promised with respect to the Amended Plan. Grants of awards under the Amended Plan remain subject to the discretion of the Compensation Committee in its capacity as plan administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan. Certain tables below under the general heading “Executive Compensation,” including Summary Compensation, Grants of Plan Based Awards, Option Exercises and Stock Vesting, and Outstanding Equity Awards at Fiscal Year-End set forth information with respect to prior awards granted to our individual named executive officers under the Existing Plan.

investor.reliance.com	2024 Proxy Statement / 15

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
The following table shows, for each of the named executive officers and the various groups indicated, the number of restricted stock unit awards granted under the Existing Plan as of March 28, 2024:
Name and Principal Position	Performance-Based Restricted Stock Unit Awards	Service-Based Restricted Stock Unit Awards
Karla R. Lewis President and Chief Executive Officer	59,306	14,826
Stephen P. Koch Executive Vice President, Chief Operating Officer	30,207	7,552
Arthur Ajemyan Senior Vice President, Chief Financial Officer	14,809	3,702
Jeffrey W. Durham Senior Vice President, Operations	13,742	4,058
William A. Smith II Senior Vice President, General Counsel	13,742	4,058
All executive officers as a group (8 persons)	166,245	45,070
Each associate of any such executive officer	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not named executive officers, as a group (approximately 15,300 persons)	248,962	378,443
SUMMARY OF MATERIAL TERMS OF THE AMENDED PLAN
The Amended Plan is intended to promote the interests of the Company and its stockholders by providing eligible employees with incentives and rewards to encourage them to continue in the service of the Company or its affiliates. The Amended Plan is designed to serve this goal by providing such individuals with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. Our Board believes our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value.
The following summary of the material terms of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached hereto as Annex A.
Administration
The Amended Plan is administered by the Compensation Committee. To the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with respect to certain historical awards that are intended to qualify as “performance based compensation” under Section 162(m) prior to the amendments resulting from the Tax Cuts and Jobs Act of 2017 (“Tax Cuts and Jobs Act”), the Compensation Committee will take all action with respect to such awards and will consist solely of two or more non-employee directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) and a “non-employee director” within the meaning of the rules under Section 16 of the Exchange Act. In addition, to the extent required by applicable law, each member of the Compensation Committee shall be an “independent director” under the rules of the NYSE (or other principal securities market on which shares of our common stock are traded). The Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than (i) our senior executives who are subject to Section 16 of the Exchange Act, (ii) “covered employees” with respect to awards intended to qualify as “performance based compensation” under Section 162(m) prior to the amendments resulting from the Tax Cuts and Jobs Act, and (iii) officers of the Company to whom the authority to grant or amend awards has been delegated, subject to restrictions imposed by the Compensation Committee from time to time, the Company’s governing documents and applicable law. The Board, Compensation Committee or any delegate thereof, as applicable, are referred to herein as the “plan administrator”.

16 / 2024 Proxy Statement	investor.reliance.com

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
Unless otherwise limited by the Board, the Compensation Committee will have the authority to administer the Amended Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards and the price and timing of awards, as well as the authority to delegate such administrative responsibilities. If the Amended Plan is approved by stockholders, the Compensation Committee will not have the power to accelerate or waive any vesting restriction, other than in the cases of death and disability or a change in control.
Eligibility
Persons eligible to participate in the Amended Plan are, as of March 28, 2024, approximately 15,300 employees of the Company and its subsidiaries, as determined by the Compensation Committee. In 2023, approximately 590 employees received equity awards under the Existing Plan.
Size of Share Pool; Limitation on Awards and Shares Available
The total number of shares reserved for issuance under the Existing Plan is 11,500,000 shares of our common stock as of March 28, 2024. The Amended Plan will not result in any increase in the number of shares authorized for issuance thereunder.
If any shares subject to an award under the Amended Plan are forfeited, expire or are settled for cash, or are converted into shares of another entity in connection with a recapitalization, merger or similar transaction, any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or conversion, be used again for new grants under the Amended Plan. However, the following shares may not be used again for grant under the Amended Plan: (1) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an option or SAR; (2) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the Amended Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Amended Plan.
The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 500,000 shares and the maximum amount that may be paid under a cash award pursuant to the Amended Plan to any one participant during any calendar year period is $15 million.
Minimum Vesting Provisions
If the Amended Plan is approved by our stockholders, except with respect to a maximum of five percent (5%) of the remaining shares granted with respect to any award under the Amended Plan in the aggregate, any award that vests on the basis of a participant’s continued service may not be granted with vesting conditions under which vesting is any more rapid than vesting on the one (1) year anniversary of the grant date, and any award with performance-based vesting must be granted with a performance period of at least twelve (12) months. (Certain substitute awards that the Company may assume in corporate transactions would not be subject to this provision.) The Compensation Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any award in the event of a grantee’s death or disability or in connection with a change in control. The minimum vesting provisions would not apply to the payment of dividend equivalent rights settled in cash or dividend equivalent rights settled in shares that are distributed once an underlying award to which the dividend equivalent right relates becomes vested.
Awards
The Amended Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), SARs, restricted stock, restricted stock units (“RSUs”), dividend equivalents or other stock-based or cash-based awards. Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will generally be settled in shares of our common stock.

investor.reliance.com	2024 Proxy Statement / 17

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
Stock options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.
Restricted stock units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each vested and nonforfeited RSU.
Restricted stock. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights. In addition, if the Amended Plan is approved by our stockholders, dividends which are paid prior to vesting shall only be paid out to the participant to the extent that the performance-based or service based vesting conditions are subsequently satisfied and the share of restricted stock vests.
Stock appreciation rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the Amended Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the plan administrator.
Other stock-based or cash-based awards. Other stock based or cash based awards are awards other than those enumerated in this summary that entitle the holder thereof to receive shares or cash immediately or in the future, subject to terms and conditions determined by the plan administrator. Other stock-based or cash-based awards may be linked to any one or more of the performance criteria listed below or other specific performance criteria determined by the plan administrator. Other stock-based or cash-based awards under the Amended Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the plan administrator, and may be provided as part of a bonus, deferred bonus, deferred compensation or other arrangement and/or as payment in lieu of compensation to which the holder is otherwise entitled.
Dividend equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited but not paid as of dividend payment dates during the period between the grant date and the date such award terminates or expires, as determined by the plan administrator. Dividend equivalents with respect to shares subject to an award, whether subject to service-based and/or performance-based vesting criteria, will only be paid to the participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the shares subject to the award vest. Dividend equivalents will not be granted with respect to stock options or SARs.
Performance awards
Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. For purposes of grants to be made under the Amended Plan, performance criteria used in setting performance goals may include, but are not limited to: (1) net earnings or losses (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash

18 / 2024 Proxy Statement	investor.reliance.com

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
equity-based compensation expense); (2) gross or net sales or revenue or sales or revenue growth; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit (either before or after taxes); (6) cash flow (including, but not limited to, operating cash flow and free cash flow); (7) return on assets; (8) return on capital (or invested capital) and cost of capital; (9) return on stockholders’ equity; (10) total stockholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) operating income (including, but not limited to, growth rate of operating income or compounded annual growth rate of operating income); (14) costs, reductions in costs and cost control measures; (15) expenses including, but not limited to, expenses as a percentage of sales, reductions in expenses and other expense measures; (16) working capital, including without limitation, days sales outstanding and/or inventory turn; (17) earnings or loss per share; (18) adjusted earnings or loss per share; (19) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (20) regulatory achievements or compliance; (21) implementation or completion of critical projects, including, without limitation, acquisitions, divestitures and/or other strategic transactions; (22) market share; and (23) economic value, any of which may be measured either in absolute terms for the Company as a whole or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals.
Certain Transactions
The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Amended Plan), to the extent that the surviving entity declines to assume or substitute outstanding awards or it is otherwise determined that awards will not be assumed or substituted, the plan administrator may cause the awards to terminate in exchange for cash, rights or other property, or become fully vested and exercisable in connection with the transaction. If an award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a change in control, the award will terminate upon the change in control. In addition, in the event that an award is assumed or substituted in connection with a change in control and the holder is terminated without cause within 12 months following the change in control, such award will become fully vested.
Foreign Participants, Clawback Provisions, Transferability, and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any clawback policy implemented by the Company to the extent set forth in such clawback policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination
Our Board of Directors may amend or terminate the Amended Plan at any time; provided, however, that, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan or the individual award limits discussed above, reduces the price per share of any outstanding stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Amended Plan may, without the consent of the affected participant, impair any rights or obligations under any previously granted award, unless the award itself otherwise expressly so provides. No awards may be granted pursuant to the Amended Plan after February 24, 2030.

investor.reliance.com	2024 Proxy Statement / 19

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
Material U.S. Federal Income Tax Consequence
The following is a brief description of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. For federal income tax purposes, if participants are granted NSOs under the Amended Plan, participants generally will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of NSOs, participants will recognize ordinary income, and the Company will be entitled to a deduction, subject to the limitations imposed by Section 162(m) of the Code, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to participants when participants are granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction, subject to the limitations imposed by Section 162(m) of the Code, to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.
ISOs exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a NSO, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction, subject to the limitations imposed by Section 162(m) of the Code, equal to the ordinary income, if any, realized by the participant.
Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects, with our approval, to accelerate recognition as of the date of grant); RSUs, stock-based performance awards and other types of awards are generally subject to income tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to income taxation when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations imposed by Section 162(m).
Section 162(m) of the Code
Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. As a result of the Tax Cuts and Jobs Act, which became effective January 1, 2018, Section 162(m) of the Code no longer provides an exception for public companies to exceed the $1 million limit on the deduction for executive compensation paid to certain executive officers when the compensation is qualified as “performance-based compensation”. The changes under Section 162(m) of the Code are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date. It is possible that compensation attributable to awards under the Amended

20 / 2024 Proxy Statement	investor.reliance.com

PROPOSAL NO. 4 – AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN
Plan, when combined with all other types of compensation received by a covered employee from us, may cause the $1 million deduction limitation to be exceeded in any particular year.
Section 409A of the Code
Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

investor.reliance.com	2024 Proxy Statement / 21

BOARD OF DIRECTORS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information regarding our directors and executive officers:
Name	Age	Position with Reliance
Karla R. Lewis	58	President; Chief Executive Officer; Director
Stephen P. Koch	57	Executive Vice President, Chief Operating Officer
Arthur Ajemyan	48	Senior Vice President, Chief Financial Officer
Suzanne M. Bonner	49	Senior Vice President, Chief Information Officer
Jeffrey W. Durham	61	Senior Vice President, Operations
Michael R. Hynes	57	Senior Vice President, Operations
Sean M. Mollins	45	Senior Vice President, Operations
William A. Smith II	56	Senior Vice President, General Counsel and Corporate Secretary
Lisa L. Baldwin	55	Director
Karen W. Colonias	66	Director
Frank J. Dellaquila	67	Director
James D. Hoffman(1)	66	Director
Mark V. Kaminski	68	Director, non-executive Chair of the Board
Robert A. McEvoy	57	Director
David W. Seeger	67	Director
Douglas W. Stotlar	63	Director

(1)
Mr. Hoffman is retiring from the Board and not standing for re-election at the 2024 Annual Meeting. Accordingly, his biography is not presented below.

22 / 2024 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
DIRECTORS
	LISA L. BALDWIN	Independent
Director Since: 2019 Age: 55 Current Committee Memberships: • Audit • Nominating and Governance
Recent Business Experience:
Lisa L. Baldwin was appointed a director of Reliance in October 2019. In 2022, Ms. Baldwin joined Elliott Management Corporation as a managing director. From 2013 until 2021, she served as the Chief Information Officer of Tiffany & Co. (“Tiffany”), after having served as Vice President Strategic Services from 2011 to 2013. Prior to joining Tiffany, Ms. Baldwin served as Vice President Information Services at Coach Inc. (“Coach”) from 2008 to 2011. Prior to joining Coach, Ms. Baldwin worked at International Business Machines Corporation (“IBM”) from 1997 to 2008 as an information technology consultant in IBM’s retail practice. Earlier in her career, Ms. Baldwin worked at PricewaterhouseCoopers as a consultant.
Key Qualifications:
The Board believes that Ms. Baldwin’s leadership experience at Tiffany and other firms provides valuable insights on mitigating cybersecurity risk, incorporating technology into our ongoing operations and utilizing technology-based solutions to streamline our business. Ms. Baldwin recently completed The National Association of Corporate Directors’ CyberRisk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute. Based on her information technology and management experience, she provides valuable insight on risk management, cybersecurity and internal controls.

	KAREN W. COLONIAS	Independent
Director Since: 2016 Age: 66 Current Committee Memberships: • Audit • Compensation (Chair) Recent Past Public Board Service: Simpson Manufacturing Co., Inc.
Recent Business Experience:
Karen W. Colonias was appointed a director of Reliance in October 2016 and is the Chair of our Compensation Committee. From December 2022 through June 2023, Ms. Colonias was the Executive Advisor of Simpson Manufacturing Co., Inc. (NYSE: SSD) (“SSD”), a manufacturer of building materials. From January 2012 until December 2022, she served as SSD’s President and Chief Executive Officer. Ms. Colonias served on SSD’s board of directors from 2013 until April 26, 2023. From May 2009 to January 2012, Ms. Colonias served as SSD’s Chief Financial Officer, Treasurer and Secretary. Prior to that, Ms. Colonias was Vice President of SSD’s global structural product solutions subsidiary, Simpson Strong-Tie Company Inc. and, in that capacity, managed Simpson Strong-Tie’s manufacturing facility in Stockton, California from 2004 to 2009. From 1998 to 2009, as SSD’s Vice President of Engineering, Ms. Colonias was responsible for Simpson Strong-Tie’s research and development efforts. Ms. Colonias joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development.
Key Qualifications:
Ms. Colonias is experienced in strategic planning, mergers and acquisitions, facility and plant operations, international business and global finance. Based on her executive experience, including as the Chief Executive Officer of SSD, Ms. Colonias provides valuable insight on the management of the Company and its operations.

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BOARD OF DIRECTORS AND MANAGEMENT
	FRANK J. DELLAQUILA	Independent
Director Since: 2021 Age: 67 Current Committee Memberships: • Audit (Chair) Recent Past Public Board Service: Aptiv PLC
Recent Business Experience:
Frank J. Dellaquila was appointed a director of Reliance in October 2021 and is the Chair of our Audit Committee. From 2009 through May 2023, Mr. Dellaquila served as Emerson Electric Co.’s (NYSE: EMR) Chief Financial Officer. He joined Emerson in 1991 and previously held several senior financial executive positions with Emerson including Treasurer, Chief Financial Officer of a $3.6 billion business unit, and Senior Vice President of Acquisitions and Development before being named Chief Financial Officer in 2009. Mr. Dellaquila is a director of FM Global, a privately-held mutual insurance company, and serves on its finance committee. Mr. Dellaquila was a director of Aptiv PLC (NYSE: APTV) (“APTV”) from 2017 to 2020. During such time, Mr. Dellaquila also served on APTV’s finance and audit committees. Mr. Dellaquila received a BS degree in accounting from Fordham University and an MBA in finance from Columbia University.
Key Qualifications:
Mr. Dellaquila has significant expertise in international finance and tax strategy and financial management from his experience as Senior Executive Vice President and Chief Financial Officer of Emerson. He also possesses extensive experience in financial controls, risk management, and mergers and acquisitions. Mr. Dellaquila’s experiences are valuable to Reliance and provide clear support for his nomination for election to the Board.

	MARK V. KAMINSKI	Independent
Director Since: 2004 Age: 68 Non-executive Chair of the Board Current Committee Memberships: • Audit
Recent Business Experience:
Mark V. Kaminski was first appointed a director of Reliance in November 2004. Mr. Kaminski was elected our non-executive Chair of the Board in July 2016, after having served as our Lead Director since January 2015. Mr. Kaminski serves as an Executive Advisor at Graniterock, a privately-held company that provides products and services to the construction industry. From 2012 until December 2022, Mr. Kaminski served as director, executive chairman and a member of the audit, nominating and governance, and compensation committees of Graniterock, and during 2012 served as Chief Executive Officer. Mr. Kaminski was President and Chief Executive Officer and a director of Commonwealth Industries Inc. a then publicly-traded company (now Novelis, Inc.), and manufacturer of aluminum products, from 1991 until his retirement in June 2004. Mr. Kaminski served various capacities with Commonwealth Industries Inc. from 1987 until his appointment as President and Chief Executive Officer in 1991. Mr. Kaminski is an American Indian, descendant and member of the Citizen Potawatomi Nation.
Key Qualifications:
Based on his experience as executive chairman of Graniterock and as President and Chief Executive Officer of Commonwealth Industries Inc, Mr. Kaminski offers valuable insight into management of the Company and its growth. During his over 40-year career in the metals industry and as the former chief executive officer of an aluminum producer, he has developed strong contacts with aluminum suppliers and peer companies that are aluminum distributors. Because of his manufacturing background, Mr. Kaminski is also able to provide oversight and guidance on improving and maintaining the Company’s excellent operational efficiency and safety performance.

24 / 2024 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
KARLA R. LEWIS
Director Since: 2021 Age: 58 Other Public Board Service: The Goodyear Tire & Rubber Company
Recent Business Experience:
Karla R. Lewis became Chief Executive Officer of Reliance in January 2023 after being appointed to the Board and as President in January 2021. From March 2015 until her promotion to President in January 2021, Mrs. Lewis served as our Senior Executive Vice President and Chief Financial Officer. Mrs. Lewis joined Reliance in 1992 as Corporate Controller and has held various positions of increasing responsibility since then, including serving as Chief Financial Officer from 1999 until January 2021. She was promoted to Senior Vice President in 2000, Executive Vice President in 2002 and Senior Executive Vice President in 2015. Prior to joining Reliance, Mrs. Lewis, a certified public accountant (inactive), was employed by Ernst & Young LLP (Ernst & Whinney) in various professional staff positions. Mrs. Lewis serves as a member of the board of directors of the Metals Service Center Institute (“MSCI”). Mrs. Lewis is also a member of The Goodyear Tire & Rubber Company (Nasdaq: GT) (“Goodyear”) board of directors and serves as the Chair of its Finance Committee.
Key Qualifications:
As the President and Chief Executive Officer of the Company, Mrs. Lewis has long-time relationships with the Company’s investors and an in-depth knowledge of the Company’s operations, financial position and its strategic vision.
Mrs. Lewis analyzes the Company’s organic growth initiatives and evaluates potential acquisitions and opportunities to expand our business and has the skills and experience with the day-to-day operations of the Company necessary to guide its strategy. Mrs. Lewis is active in overseeing the Company’s acquisition strategy and has been involved with over 70 acquisitions since our initial public offering in September 1994.
Mrs. Lewis has been a long-time member of the board of directors of the MSCI and is well respected within the metals service center industry and by investors, financial institutions, and credit rating agencies. As the former Chief Financial Officer of the Company, she has proven her ability to raise debt and equity capital for the Company.

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BOARD OF DIRECTORS AND MANAGEMENT
	ROBERT A. MCEVOY	Independent
Director Since: 2015 Age: 57 Current Committee Memberships: • Compensation • Nominating and Governance
Recent Business Experience:
Robert A. McEvoy was appointed to the Board of Directors in October 2015. Mr. McEvoy’s breadth of knowledge and experiences includes the metals industry, mergers and acquisitions, corporate finance, and equity portfolio management. Mr. McEvoy retired from The Goldman Sachs Group, Inc. (“Goldman Sachs”), a multinational investment bank and financial services company, in April 2014 after nine years with the firm. As a managing director at Goldman Sachs, Mr. McEvoy was a portfolio manager focused on the materials and industrials sectors. From 1989 to 2001, Mr. McEvoy held various positions with the investment banking firms of Donaldson, Lufkin & Jenrette and Credit Suisse First Boston.
Key Qualifications:
Mr. McEvoy’s investment banking and equity investment background, including his particular focus on the metals and mining industry and prior investment banking and analyst experience covering Reliance, enables him to assist the Board and the Company with the benefit of his knowledge of our Company, our industry and competitors, capital markets and financing strategies. Mr. McEvoy’s experience as an investor provides the Board and management perspective on the landscape in which Reliance competes for capital. Mr. McEvoy’s investment banking experience offers insight and experience in evaluating capital market activities and merger and acquisition opportunities. Mr. McEvoy’s historical knowledge of Reliance and the global metals industry as a former analyst covering Reliance and other metals companies affords him a unique perspective and understanding of our business.

	DAVID W. SEEGER	Independent
Director Since: 2021 Age: 67 Current Committee Memberships: • Compensation • Nominating and Governance
Recent Business Experience:
David W. Seeger was appointed a director of Reliance in July 2021. Mr. Seeger served on the board of directors of Zekelman Industries (formerly JMC Steel Group) from 2014 to 2021 and as President from 2010 to 2016. Mr. Seeger has held numerous leadership positions in the metals industry throughout his career, including President of Atlas Tube, a division of JMC Steel Group, from 2005 to 2009. Other than his service on Zekelman Industries’ board of directors, Mr. Seeger has been retired since 2016. Mr. Seeger received a BA degree in business administration from Michigan State University and an MBA from Loyola University Chicago.
Key Qualifications:
Mr. Seeger has a strong knowledge of the metals industry. As the former President and director of Zekelman Industries, Mr. Seeger has extensive knowledge of steel suppliers and our peer companies and potential acquisition targets that operate in the steel distribution industry, as well as familiarity with the management teams and owners of these companies. Mr. Seeger understands the factors that impact pricing and demand, as well as market factors that impact mills and how they will ultimately impact metals service centers. We believe Mr. Seeger’s experience offers an informed perspective of the Company’s suppliers, which is valuable to Reliance and its stockholders.

26 / 2024 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
DOUGLAS W. STOTLAR	Independent

Director Since: 2016
Age: 63
Current Committee Memberships:
•
Nominating and Governance (Chair)

•
Compensation

Other Public Board Service:
AECOM
Recent Past Public
Board Service:
LSC Communications,
Inc.

Recent Business Experience:
Douglas W. Stotlar was appointed a director of Reliance in October 2016 and is the Chair of our Nominating and Governance Committee. Mr. Stotlar served as President, Chief Executive Officer and Director of Con-way, Inc., a transportation and logistics company (previously known as CNF Inc.) from April 2005 until October 2015. He served as President and Chief Executive Officer of Con-way Transportation Services Inc., a regional trucking enterprise (“CTS”) and a subsidiary of Con-way, Inc., from 2004 until 2005. Mr. Stotlar also served as CTS’ Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS’ Executive Vice President of Operations from 1997 until 2002. He served as Vice President at large and was a member of the executive committee of the American Trucking Association and as a director for the Detroit branch of the Federal Reserve Bank of Chicago from December 2014 until December 2016. Mr. Stotlar currently serves as a director and Chairman of the Board at AECOM (NYSE: ACM). Mr. Stotlar is a member of the AECOM Compensation and Audit Committees. Mr. Stotlar was previously a director of LSC Communications, Inc. from 2016 to 2021, then a NYSE-listed public company.
Key Qualifications:
Mr. Stotlar brings substantial knowledge of the logistics industry, which is important in our business. We believe that Mr. Stotlar’s prior experience as a chief executive officer of a public company provides insight on stockholder relations and management matters. In addition, Mr. Stotlar’s experience on boards of other public companies positions him well to serve as our Nominating and Governance Committee Chair and member of our Compensation Committee.

investor.reliance.com	2024 Proxy Statement / 27

BOARD OF DIRECTORS AND MANAGEMENT
EXECUTIVE OFFICERS
In addition to Mrs. Lewis, the other executive officers of Reliance are as follows:

Stephen P. Koch became Executive Vice President, Chief Operating Officer (“COO”) of the Company in July 2022. Mr. Koch had served as Senior Vice President, Operations, of the Company since April 2010. From July 2007 until he joined Reliance, Mr. Koch was President of Chapel Steel Corp., a subsidiary of Reliance. Prior to that he held the positions of Executive Vice President of Chapel Steel Corp. from 2005 to June 2007, and Vice President of Chapel Steel Corp. from 1995 to 2005 and had previously served as Sales Manager of Chapel Steel Corp.

Arthur Ajemyan became Senior Vice President, Chief Financial Officer in February 2022. Mr. Ajemyan had served as Vice President, Chief Financial Officer since January 2021, having been promoted from Vice President, Corporate Controller, a position which he had held since May 2014. From 2012 to 2014, Mr. Ajemyan served as the Company’s Corporate Controller. From 2005 to 2012, Mr. Ajemyan held various positions in the accounting and finance departments at Reliance. Prior to joining Reliance, Mr. Ajemyan, a certified public accountant (inactive), held various professional staff and manager positions at PricewaterhouseCoopers from 1998 to 2005.

Suzanne M. Bonner became Senior Vice President, Chief Information Officer in February 2022. Ms. Bonner became Vice President, Chief Information Officer in July 2019, having been promoted from Executive Director of Reliance Technology Solutions (“RTS”), a position which she had held since September 2013. Prior to that time, Ms. Bonner served as Director of Finance at RTS from September 2009 until September 2013. Ms. Bonner worked in various finance, accounting, and information systems positions before joining Reliance in 2009.

Jeffrey W. Durham became Senior Vice President, Operations in January 2019. From 2014 until January 2019, Mr. Durham was Vice President, Merchandising of our subsidiary, Earle M. Jorgensen Company (“EMJ”). Mr. Durham joined EMJ in 1985 and held various leadership roles in sales, general management and purchasing.

Michael R. Hynes became Senior Vice President, Operations in July 2022. From January 2019 until July 2022, Mr. Hynes served as President of Phoenix Corporation, a subsidiary of Reliance (“Phoenix Metals”). Mr. Hynes joined Phoenix Metals in 2007 and held various leadership roles in sales and general management. Prior to joining Phoenix Metals, Mr. Hynes held various roles of increasing responsibility at one of the Company’s operating divisions.

Sean M. Mollins became Senior Vice President, Operations in July 2021. From 2015 until being promoted to Senior Vice President, Operations, Mr. Mollins served as President of PDM Steel Service Centers, Inc., a subsidiary of Reliance. Mr. Mollins joined the Reliance family of companies in 2008 and held leadership positions in sales and general management. Mr. Mollins began his career at Kaiser Aluminum Corp.

28 / 2024 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT

William A. Smith II was appointed Senior Vice President, General Counsel and Corporate Secretary in May 2015, having served as Vice President, General Counsel and Corporate Secretary since May 2013. From August 2009 to May 2013, Mr. Smith served as Senior Vice President, Chief Legal Officer and Secretary of Metals USA Holdings Corp., a publicly traded metals service center business acquired by Reliance in April 2013. From June 2005 to August 2008, Mr. Smith served as Senior Vice President, General Counsel and Secretary of Cross Match Technologies, Inc. and also as Director of Corporate Development from September 2006 to August 2008. Prior to that, he was a partner in the corporate and securities practice group of the international law firm DLA Piper, where he practiced corporate law, including mergers and acquisitions.

OTHER CORPORATE OFFICERS
In addition, the following Reliance officers make significant contributions to our operations:
Vandy C. Lupton became Vice President, Health & Human Resources in May 2021, having been promoted from Executive Director, Health & Human Resources, a position she had held since March 2020. Ms. Lupton joined Reliance in 2012 as Director of Change Management. Prior to joining Reliance, Ms. Lupton served as a consultant with Accenture. Ms. Lupton is a member of the Society for Human Resource Management.
Brenda S. Miyamoto became Vice President, Corporate Initiatives in August 2012, having been promoted from Vice President, Corporate Controller, a position which she had held since May 2007. Prior to that time, Ms. Miyamoto served as Corporate Controller from January 2004 until May 2007 and Group Controller from December 2001 to January 2004. For six years prior to joining Reliance, Ms. Miyamoto, a certified public accountant (inactive), was employed by Ernst & Young LLP in various professional staff and manager positions.
John A. Shatkus became Vice President, Enterprise Risk in January 2021, having previously served as Vice President, Internal Audit, a position he had held since August 2012. Mr. Shatkus joined Reliance in 2005 and served as Director, Internal Audit until August 2012. Prior to joining Reliance, Mr. Shatkus was Audit Manager at Sempra Energy and held various management positions at Sempra Energy over a 20-year period, including Regulatory Affairs Manager and Accounting Manager. Mr. Shatkus is a certified public accountant.
Brian M. Yamaguchi became Vice President, Supplier Development in July 2021, having previously served as Senior Director, Supplier Development, a position which he had held since 2014. From 1986 until July 2021, Mr. Yamaguchi held various positions of increasing responsibility in sales and merchandising at EMJ.
Silva Yeghyayan became Vice President, Tax in August 2012, having been promoted from Director, Tax, a position which she had held since October 2005. Ms. Yeghyayan is a certified public accountant and was a tax consultant from April 2004 until joining Reliance in 2005. Ms. Yeghyayan was Senior Tax Manager at Grant Thornton LLP from 2000 to 2004, and held various professional staff and manager positions at Arthur Andersen LLP from 1989 to 2000.

investor.reliance.com	2024 Proxy Statement / 29

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and philosophy, the compensation decisions made by the Compensation Committee and the factors considered in making those decisions. This CD&A focuses on 2023 compensation decisions for our executives, including the Named Executive Officers (“NEOs”) identified below.
NAMED EXECUTIVE OFFICER
Karla R. Lewis President and Chief Executive Officer	Arthur Ajemyan Senior Vice President, Chief Financial Officer	Stephen P. Koch Executive Vice President, Chief Operating Officer	Jeffrey W. Durham Senior Vice President, Operations	William A. Smith II Senior Vice President, General Counsel and Corporate Secretary
EXECUTIVE SUMMARY
We generated strong operational and financial performance across nearly every key metric in 2023.
Key financial results for 2023 include:
$22.64	$1.67 Billion	30.7%	3.7% Increase	$717.6 Million
Diluted EPS Second highest in Reliance history.	Cash Flow from Operations Second highest in Reliance history.	Gross Profit Margin Maintained towards the high end of estimated 29% to 31% sustainable range.	Tons Sold Emphasized ”Smart, Profitable Growth“ in 2023, resulting in our tons sold growth exceeding the MSCI by 1.5% while we maintained gross profit margin.	Returns to Stockholders Comprised of $238.1 million of regular quarter dividends and $479.5 million of share repurchases.
Consistent with both the philosophy and design of our compensation plans, compensation of our NEOs in 2023 aligned with our strong operational and financial performance. Our NEOs received payouts under our 2023 annual cash incentive plan equal to 300% of such NEO’s base salary, and the performance-based equity awards granted to our NEOs in 2021 paid out at the maximum level based on Company performance over the three-year performance measurement period ended December 31, 2023, each reflecting management’s delivery of industry-leading operating results and stellar financial performance.

30 / 2024 Proxy Statement	investor.reliance.com

COMPENSATION DISCUSSION AND ANALYSIS
2023 Financial and Operating Highlights
The following table highlights our financial and operating results in 2023 compared to 2022:
	2023		2022	Change
Sales	$	14.81 billion	$17.03 billion	(13.0)%
Tons sold in ‘000s(1)		5,779.2	5,570.8	3.7%
Average selling price per ton sold(1)	$	2,570	$3,073	(16.4)%
Gross profit margin(2)		30.7%	30.8%	(0.1)% pts.
Operating income	$	1,739.5 million	$2,506.9 million	(30.6)%
Pretax income	$	1,740.7 million	$2,430.4 million	(28.4)%
Net income attributable to Reliance	$	1,335.9 million	$1,840.1 million	(27.4)%
Cash flow from operations	$	1,671.3 million	$2,118.6 million	(21.1)%
Earnings per diluted share	$	22.64	$29.92	(24.3)%
Closing market price of stock at December 31	$	279.68	$202.44	38.2%
Pretax income margin		11.8%	14.3%	(2.5)% pts.
Pretax Income Margin – Annual Cash Incentive Plan(3)		11.7%	14.3%	(2.6)% pts.
Tons sold growth – Reliance		3.7%
Tons Sold Growth – Annual Cash Incentive Plan(1)(3)		2.2%
Annual return on assets (“ROA”)(4)		16.7%	25.3%	(8.6)% pts.
Dividends paid per share	$	4.00	$3.50	14.3%

(1)
Our tons sold, average selling price per ton sold and Tons Sold Growth (as defined below) exclude tons toll processed.

(2)
Gross profit, calculated as net sales less cost of sales, and gross profit margin, calculated as gross profit divided by net sales, are non-GAAP financial measures as they exclude depreciation and amortization expense associated with the corresponding sales. About half of Reliance’s orders are basic distribution with no processing services performed. For the remainder of its sales orders, Reliance performs “first-stage” processing, which is generally not labor intensive as it is simply cutting the metal to size. Because of this, the amount of related labor and overhead, including depreciation and amortization, is not significant and is excluded from cost of sales. Therefore, Reliance’s cost of sales is substantially composed of the cost of the material it sells. Reliance uses gross profit margin as shown above as a measure of operating performance. Gross profit margin is an important operating and financial measure, as fluctuations in our gross profit margin can have a significant impact on Reliance’s earnings. Gross profit margin, as presented, is not necessarily comparable with similarly titled measures for other companies.

(3)
Presented below is pretax income margin (pretax income as a percentage of net sales), which excludes various non-recurring charges and credits (“Pretax Income Margin”) and Tons Sold Growth calculated in accordance with our annual cash incentive plan.

(dollars in millions)	2023	2022
Pretax income	$1,740.7	$2,430.4
Restructuring charges	2.2	1.4
Non-recurring expenses of acquisitions	—	8.1
Non-recurring settlement charges, net	—	1.5
Gains related to sales of non-core assets	(3.8)	(2.0)
Non-GAAP pretax income	$1,739.1	$2,439.4
Sales	$14,805.9	$17,025.0
Pretax Income Margin – Annual Cash Incentive Plan	11.7%	14.3%
2023
Tons sold growth – Reliance	3.7%
Less: tons sold growth – MSCI Benchmark	(1.5)
Tons Sold Growth – Annual Cash Incentive Plan	2.2%

investor.reliance.com	2024 Proxy Statement / 31

COMPENSATION DISCUSSION AND ANALYSIS
(4)
NEO performance-based equity awards are tied to achieving an ROA target over a three-year performance measurement period. Presented below is Company ROA calculated in accordance with our performance-based restricted stock awards, which is calculated as operating income, excluding various non-recurring charges and credits for the year, divided by average total assets for the year.

(dollars in millions)	2023	2022	2021
Operating income	$1,739.5	$2,506.9	$1,948.9
Restructuring charges	2.2	1.4	4.8
Non-recurring expenses of acquisitions	—	8.1	14.3
Non-recurring settlement charges, net	—	0.7	—
Gains related to sales of non-core assets	(3.8)	(2.0)	(5.7)
Non-GAAP operating income	$1,737.9	$2,515.1	$1,962.3
Total assets – beginning of year	$10,329.9	$9,536.0	$8,106.8
Total assets – end of year	$10,480.3	$10,329.9	$9,536.0
Total assets – average	$10,405.1	$9,933.0	$8,821.4
Annual ROA	16.7%	25.3%	22.2%
ROA for three-year performance period ended December 31,	21.4%	18.8%	14.6%
In 2023, our earnings per diluted share of $22.64 and operating cash flow of $1.67 billion were the second highest in our history, surpassed only by the records set in 2022 due to a very favorable metals pricing environment.
Tons sold increased 3.7% in 2023 compared to 2022 due to healthy demand in our key end markets, including non-residential construction (our largest end market), automotive and aerospace, as well as contributions from our organic growth activities. The increase in our tons sold in 2023 significantly outperformed the 1.5% increase in shipments for the industry as reported by the Metals Service Center Institute (“MSCI”), while maintaining our gross profit margin at 30.7%, which was towards the high end of our estimated 29% to 31% sustainable range.
Our net sales of $14.81 billion declined 13.0% in 2023 compared to record levels of $17.03 billion in 2022 due to a decline in our average selling price per ton sold of 16.4% that was partially offset by an increase in our tons sold.
We believe record metals pricing in 2022 was largely driven by supply chain disruptions caused by the onset of the conflict between Russia and Ukraine, labor supply and microchip shortages, and impacts of the COVID-19 pandemic, including the omicron variant surge and lockdowns in China.
We continued to execute our balanced capital allocation strategy in 2023 using cash flow from operations to return $717.6 million to our stockholders through $238.1 million of record dividends and $479.5 million of share repurchases. In addition, we continued to fund organic growth by investing $468.8 million in capital expenditures. We also invested in our growth in 2023 by acquiring Southern Steel Supply, LLC which aligns with our business model and disciplined strategy of investing in profitable, high-quality businesses that expand our geographic diversity and value-added processing capabilities.
During 2023, we repurchased approximately 1.9 million shares of our common stock at an average cost of $255.30 per share, or $479.5 million in total.
We paid a total of $238.1 million in dividends to our stockholders in 2023. In February 2024, we increased our regular quarterly dividend 10% to $1.10 per share from $1.00 per share.
We have paid regular quarterly dividends to our stockholders for over 64 consecutive years without reduction or suspension. We have increased our dividend 31 times since our 1994 IPO. Since 2012, the Company’s regular quarterly dividend has increased more than 633% from $0.15 to $1.10 per share.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 for a more detailed discussion of our results of operations in 2023 compared to 2022 and our financial condition.
Executive Compensation Program Design
Our executive compensation program is designed to reward the Company’s executive officers for strong operational and financial performance, attract and retain key executive talent, and align executive compensation with the long-term

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COMPENSATION DISCUSSION AND ANALYSIS
interests of our stockholders. Our stockholders have been highly supportive of our program’s pay-for-performance structure as demonstrated by our say-on-pay voting results exceeding 90% in each of the last five years from 2019 through 2023.
As described in more detail below, we structure our executive officers’ target total direct compensation to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. We tie the substantial majority of our executives’ compensation to Company performance objectives to drive financial and operating performance and reward executives for delivering stockholder value. We believe that this pay-for-performance philosophy has been instrumental to our success.
We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective.
Consistent with our past practice, the Compensation Committee evaluates performance by reviewing:
•
our operating and financial results, including performance against our executive compensation peer group, our industry peers, and general economic factors that impact our business and industry;

•
economic return to stockholders over time, both on an absolute basis and relative to other companies, including the S&P 500, our executive compensation peer group and our industry peers; and

•
achievement of the Company’s goals and objectives (including management development and succession, safety performance, working capital management, growth in profitability and volume, and capital allocation).

The Compensation Committee has linked a substantial majority of our executives’ total direct compensation directly to the achievement of specific, pre-established Company performance targets. In 2023, approximately 74% of our CEO’s and 71% of our other NEOs’ target total direct compensation was tied to performance targets.
Relationship Between Pay and Performance
The majority of our executives’ compensation is tied to performance through annual cash incentive awards and long-term equity incentive awards. Management once again delivered industry-leading operating results in 2023, with sales, diluted earnings per share and cash flow from operations being the second highest results in the Company’s history.
Annual Cash Incentive Award Plan
Consistent with the delivery of industry-leading results in 2023, each NEO received payments at the maximum level under our annual cash incentive plan related to both the Pretax Income Margin and Tons Sold Growth metrics, resulting in a total payout equal to 300.0% of base salary for each NEO.
For 2023, 90% of the award opportunity available under the annual cash incentive plan was based on the Company’s Pretax Income Margin and 10% of the award opportunity was based on Tons Sold Growth. In 2023, the target allocation of the cash incentive award between the two separate performance metrics was as follows:
INCENTIVE PAY MIX AT TARGET RESULTS

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COMPENSATION DISCUSSION AND ANALYSIS
As in prior years, the NEOs’ total target annual cash incentive opportunity in 2023 was 150% of individual base salary if the targets were achieved. Of this amount, 135% of base salary would be received based upon achievement of the target Pretax Income Margin goal, and 15% of base salary would be received based upon achievement of the target Tons Sold Growth goal.
As in 2022, the Pretax Income Margin portion of the 2023 annual cash incentive plan opportunity was established on a sliding scale, as follows:
	2023 Pretax Income Margin	2023 Performance Award (% of Base Salary)	2022 Pretax Income Margin	2022 Performance Award (% of Base Salary)
Threshold	3.50%	20.0%	3.50%	20.0%
Target	6.00%	135.0%	6.00%	135.0%
Maximum	9.00%	270.0%	9.00%	270.0%
2023 Pretax Income Margin (calculated in accordance with our annual cash incentive plan) was 11.7%, which resulted in each NEO receiving the maximum award under the portion of the 2023 annual cash incentive plan related to Pretax Income Margin equal to 270% of base salary.
For 2023, the Compensation Committee, in consultation with Pay Governance, LLC (“Pay Governance”), the Compensation Committee’s independent executive compensation advisor, and with input from management, determined that it would be in the best interests of the Company and its stockholders to determine achievement of the Tons Sold Growth metric based on performance as measured against the total tons of metal sold by the U.S. metals service center industry as published by the MSCI (the “MSCI Benchmark”), as follows:
	Tons Sold Growth	Performance Award (% of Base Salary)
Threshold	Equal to MSCI Benchmark	0.0%
Target	1.0% in excess of MSCI Benchmark	15.0%
Maximum	2.0% in excess of MSCI Benchmark	30.0%
The Tons Sold Growth portion of the 2023 annual cash incentive plan opportunity was established on a sliding scale. For 2023, the Compensation Committee set the portion of the target annual cash incentive award to be earned based upon tons sold at 15.0% of base salary, which amount would be earned if tons sold exceeded the MSCI Benchmark by 1.0%. The maximum award of 30.0% of base salary would be earned if tons sold exceeded the MSCI Benchmark by 2.0%. No payment under the tons sold metric would be made if the Company’s tons sold underperformed the MSCI Benchmark. Mathematical interpolation would be applied to determine the actual incentive award for tons sold in excess of the MSCI Benchmark up to the maximum of 2.0%.
2023 Tons Sold Growth (calculated in accordance with our annual cash incentive plan) was 2.2% in excess of the MSCI Benchmark, which resulted in each NEO receiving the maximum award, or 30% of base salary, under the portion of the 2023 annual cash incentive plan related to the Tons Sold Growth metric. The MSCI Benchmark was used to measure the Tons Sold Growth metric for the first time in 2023. In 2022, the Tons Sold Growth metric was measured as the year-over-year percentage increase in the Company’s tons sold (no payout for a decline, payout of 15.0% for growth of 2.00% and a maximum payout of 30.0% for growth that equaled or exceeded 4.00%), with mathematical interpolation applied to determine the actual incentive award in the applicable range.
The Compensation Committee, in consultation with Pay Governance and with input from management, selected Pretax Income Margin and Tons Sold Growth as the performance metrics for the annual cash incentive opportunity for 2023. The Compensation Committee selected Pretax Income Margin because it aligns with how management and the Board measure the Company’s performance and is typically one of the most important metrics used in the Company’s corporate and operational decision-making. Tons Sold Growth was selected as a second performance metric by the Compensation Committee because it promotes growth, compares the Company’s performance against an industry indicator, and complements and achieves an appropriate balance with the Pretax Income Margin metric. As discussed under “Changes to 2024 Incentive Plans” below, the Compensation Committee increased the applicable pretax income margin targets under the annual cash incentive plan for 2024.

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COMPENSATION DISCUSSION AND ANALYSIS
The targets and actual cash incentive awards made to our NEOs in 2023 were as follows:
	End of Year Base Salary	Target (%) Base Salary	Actual Award for 2023 Performance	Actual (%) Base Salary
Karla R. Lewis	1,250,000	150%	3,750,000	300%
Arthur Ajemyan	675,000	150%	2,025,000	300%
Stephen P. Koch	750,000	150%	2,250,000	300%
Jeffrey W. Durham	600,000	150%	1,800,000	300%
William A. Smith II	630,000	150%	1,890,000	300%
Long-Term Equity Incentive Compensation Plan
The NEOs’ performance-based equity awards are tied to achieving an ROA target over a three-year measurement period. The Compensation Committee has determined that a three-year ROA measurement period, which is directly influenced by management’s decisions, is an effective metric to measure management’s long-term performance. ROA also complements and achieves an appropriate balance with the one-year Pretax Income Margin and Tons Sold Growth metrics under the annual cash incentive award program by holding management responsible for the efficient use of assets to produce growth and operating profits over a multi-year period. The issued and outstanding 2022, 2023 and 2024 performance-based equity awards will vest if the Company achieves an ROA result at or above a minimum threshold over the applicable three-year performance periods, subject to a prescribed maximum.
The allocation of performance-based and service-based equity awards is intended to balance performance and retention objectives. In striking the appropriate balance, the Compensation Committee sought to design a program that incentivizes strong performance while also strengthening the retention aspects of the long-term equity awards since the Company does not maintain employment agreements with its officers. Accordingly, in 2022 and 2023, 80% of all NEO target equity awards issued were performance-based and the remaining awards were service-based, reinforcing the performance orientation of the Company’s compensation program. As discussed under “Changes to 2024 Incentive Plans” below, the Compensation Committee increased the applicable ROA targets and changed the allocation of performance-based and service-based equity awards for certain of the NEOs for the 2024 performance-based equity awards.
Results for the performance-based equity awards granted in 2021 were determined in the first quarter of 2024 based on the Company’s ROA in the three-year measurement period from January 1, 2021 through December 31, 2023. The Company’s ROA in the three-year measurement period was 21.4%, which is in excess of the maximum payout and resulted in the maximum number of awards vesting, or 200% of the target.

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COMPENSATION DISCUSSION AND ANALYSIS
Key Executive Compensation Practices
What We Do

We align executive compensation with the interests of our stockholders:
●
Strong pay-for-performance compensation structure. In 2023, approximately 74% of our CEO’s and 71% of our other NEOs’ target total direct compensation was tied to performance metrics. See pages 32 & 37.

●
Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when target performance levels are achieved. See page 37.

●
In 2022 and 2023, 80% of all NEO target equity awards were performance-based. In 2024, 80% of the CEO, CFO and COO target equity awards are performance-based and 70% of the other NEOs’ target equity awards are performance-based. See pages 44 & 49.

●
Stock ownership and retention requirements applicable to all directors and corporate officers, including our NEOs. See pages 47 & 69.

●
SEC- and NYSE-compliant policy for recovery of erroneously awarded compensation (clawback) that applies to all incentive cash and equity compensation. See page 47.

Our executive compensation program is designed to
reward the Company’s executive officers for strong
operational and financial performance and to avoid
excessive risk-taking:
●
Double trigger provisions for accelerated vesting of equity awards upon a change in control. See page 45.

●
All NEO performance-based equity awards are tied to three-year performance targets. See pages 44 & 49.

●
Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards. See page 44.

●
Limited perquisites. See page 45.

●
Annual stockholder advisory vote to approve NEO compensation. See page 11.

●
Independent compensation committee. See page 40.

●
Independent compensation consultant. See page 41.

●
Independent, non-executive Chair of the Board enhances the effectiveness of the Board’s oversight and governance and compensation practices. See page 67.

●
All employee awards are subject to a minimum one-year vesting period, except with respect to a maximum of 5% of the remaining shares available for grant under the Second Amended and Restated 2015 Incentive Award Plan.

What We Don’t Do

We adhere to executive compensation best practices:

No incentive plan design or feature which would encourage excessive risk-taking.

No unlimited compensation; all variable compensation plans have caps on plan formulas.

No employment agreements, severance agreements, change in control/golden parachute agreements or other similar agreements with any executive officer. See page 45.

No tax gross-ups for perquisites, change in control excise taxes or otherwise.

No hedging of Reliance securities permitted by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No pledging of Reliance securities permitted by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No acceleration of unvested awards permitted, except for death, disability, a qualified retirement or termination without cause following a change in control.

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COMPENSATION DISCUSSION AND ANALYSIS
2023 Say On Pay Vote
In 2023, our stockholders overwhelmingly approved, on a non-binding, advisory basis, the compensation of our NEOs, with approximately 91% of the votes cast in favor of such compensation. In addition, we believe our stockholders have been highly supportive of our compensation program, as demonstrated by our say-on-pay voting results exceeding 90% in each of the last five years from 2019 through 2023. The Compensation Committee considers the favorable advisory vote as support for its belief that the Company’s pay-for-performance policy operates as it was designed, aligning the interests of our executive officers and stockholders and driving the NEOs’ performance to enhance long-term stockholder value and achieve Company objectives. As discussed under “Changes to 2024 Incentive Plans” below, the Compensation Committee increased the applicable pretax income margin and ROA targets under the incentive plans for 2024.
OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM
Compensation Program Objectives
Our compensation program is designed and managed to align executive compensation with Company performance, to motivate our executives to deliver financial and operating results that create and maximize value for our stockholders, and to attract and retain key executive talent. While the Compensation Committee has structured individual components of pay to vary from market medians, it aims for our NEOs’ total compensation to approximate the market median when performance targets are achieved. We believe it is important that our executive compensation program:
•
Aligns the interests of our executives with those of our stockholders. We align the financial interests of our executive officers with the interests of our stockholders by tying the majority of our executives’ incentive compensation directly to Company performance. In addition, we have implemented significant stock ownership requirements for our executive officers to strengthen the alignment of their interests and our stockholders’ interests.

•
Promotes and maintains a performance- and achievement-oriented culture. In 2023, approximately 74% of our CEO’s and 71% of our other NEOs’ target total direct compensation was tied to performance metrics. We establish performance targets that are demanding, support our strategic and financial objectives, and promote long-term stockholder value, without encouraging unnecessary or excessive risk-taking.

•
Is competitive. Our program is designed to attract, retain and motivate talented and skilled executives. As such, we structure total direct compensation at target to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. While individual components of pay may vary from market medians, we aim to approximate total pay at market median when performance targets are achieved.

The Company enjoys a team-oriented corporate culture and rewards the entire team of corporate officers for their collaborative effort that is reflected in the Company’s industry-leading performance. Attracting and retaining a team of outstanding corporate officers with complementary skills and expertise has proven successful for the Company’s growth, both organically and through acquisitions, and for maintaining the Company’s profitable financial performance, each of which enhances stockholder value. In order to promote our team culture, the Compensation Committee considers internal pay equity when setting compensation levels for our executives. This team approach is best illustrated by our annual cash incentive award program in which all NEOs have the same target annual cash incentive award opportunity (150% of their respective base salaries) based on the same performance objectives. Moreover, equity awards for NEOs are also comparable, with the exception of the President and CEO, the CFO and the COO.
Elements of Compensation
A summary of the main elements of our executive compensation program is set forth below:
Element	Type	Description
Cash	Base salaries (see page 43)
•
The only component composed of fixed cash compensation.

•
Base salaries for our NEOs in aggregate approximate the 25th percentile compared to comparable officers in our executive compensation peer group.

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COMPENSATION DISCUSSION AND ANALYSIS
Element	Type	Description
Annual performance-based cash incentive awards (see page 43)
•
The annual cash incentive plan provides NEOs an opportunity to receive annual cash incentive awards based on Reliance’s annual performance. The incentive opportunity is expressed as a percentage of base salary, ranging from zero for results below the applicable thresholds up to a maximum of 300% of base salary if certain financial targets are met. In 2023, 90% of the incentive opportunity under the annual cash incentive plan was based on the Company’s Pretax Income Margin and 10% of the incentive opportunity was based on Tons Sold Growth.

•
If the Company achieved a Pretax Income Margin in 2023 within the range of 3.50% and 9.00%, then mathematical interpolation would be applied to determine the actual incentive award in the applicable range (threshold to target or target to maximum). 2023 Pretax Income Margin (calculated in accordance with our annual cash incentive plan) was 11.7%, which resulted in each NEO receiving the maximum award equal to 270% of base salary.

•
In addition to pretax income margin, in 2023 a target annual cash incentive award of 15% of base salary was based on Tons Sold Growth exceeding the MSCI Benchmark by 1.0%. The maximum award of 30% of base salary would be earned if Tons Sold Growth exceeded the MSCI Benchmark by 2.0%. No payment under the Tons Sold Growth metric would be made if the Company’s Tons Sold Growth underperforms the MSCI Benchmark. 2023 Tons Sold Growth was 2.2% in excess of the MSCI Benchmark, which resulted in each NEO receiving the maximum award equal to 30% of base salary.

•
In 2023, target annual cash incentive opportunities compared to similar executives of companies in our executive compensation peer group approximate: (i) the 25th percentile for our President and CEO (reflecting her promotion into the CEO role); and (ii) the 60th percentile for our other NEOs in aggregate.

•
To promote internal pay equity and reinforce an executive team concept, the NEOs’ target annual cash incentive opportunities are based on the same salary percentages.

Long-Term Equity Compensation	Restricted stock unit awards (see page 44)
•
80% of the RSU awards granted to our NEOs in 2022 and 2023 were performance-based and will only vest if the Company achieves a minimum ROA for the three-year performance measurement period. Vesting of the remaining 20% of RSU awards granted to our NEOs in 2023 is dependent on their respective continued service through the three-year period.

•
The value of RSU awards granted in 2023 to (i) Mrs. Lewis was below the median but above the 25th percentile reflecting her promotion to the CEO role and (ii) the other NEOs were between the 40th and the 67th percentiles, except for Mr. Ajemyan who approximated the 25th percentile.

•
Results for the three-year performance-based awards that vested on December 31, 2023 resulted in 200% of the target number of awards vesting, which represented maximum performance over the three-year performance measurement period.

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COMPENSATION DISCUSSION AND ANALYSIS
Element	Type	Description
Retirement or Deferred Compensation Benefits	Supplemental Executive Retirement Plan (see page 45)
•
The Supplemental Executive Retirement Plan (“SERP”) was frozen to new participants as of January 1, 2009.

•
Based on her long tenure with the Company, Mrs. Lewis is the only remaining active participant in the SERP.

•
The SERP benefit is set to 38% of the average of the participant’s highest five years total cash compensation during the final ten years of employment.

•
In comparing the SERP benefit to the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the benefits to Mrs. Lewis under the SERP are above the 75th percentile of retirement benefits at companies in our executive compensation peer group.

Deferred Compensation Plan (see page 45)
•
The Reliance, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) provides supplemental retirement benefits to certain key employees through discretionary Company contributions.

•
Messrs. Ajemyan, Koch, Durham and Smith received discretionary Company contributions under the Deferred Compensation Plan in 2023.

•
In comparing the discretionary Company contribution benefit under the Deferred Compensation Plan to the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the target values for Messrs. Ajemyan, Koch, Durham and Smith would be between the 25th and 50th percentiles.

Other Benefits	Standard Benefits Widely Available to Employees	• Executive officers, including the NEOs, participate in the same benefit plans broadly available to all full-time Company employees, including health insurance and 401(k) plans.
	Limited Perquisites (see page 45)	• No perquisites other than certain memberships for certain NEOs used primarily for business purposes.
Allocation of Compensation Components
Our executive officers are compensated with a balanced combination of the elements described above that vary by:
•
type of compensation (fixed, variable, service-based and performance-based);

•
with respect to performance-based compensation, length of the performance period (annual and long-term);

•
form of compensation (cash and equity); and

•
with respect to equity compensation, performance-based and service-based.

We believe this balanced allocation supports our compensation objectives, including alignment of our executives’ and our stockholders’ interests, the retention of our key executives, mitigation of excessive risk taking and appropriate emphasis of pay-for-performance. The Compensation Committee has designed the overall compensation program to ensure that the majority of our executives’ compensation is subject to the Company’s annual and long-term performance as well as stock price appreciation. Although a significant majority of our NEOs’ compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements. The following chart illustrates the targeted allocation of the principal compensation components for our NEOs in 2023. The percentages reflect the NEOs’ 2023 salaries and target annual cash incentive compensation, as well as the grant date fair values of both service-based RSUs and the target number of performance-based RSUs granted in 2023.

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COMPENSATION DISCUSSION AND ANALYSIS
Mix of Principal Compensation Components
TOTAL PAY MIX AT TARGET RESULTS
HOW WE MAKE DECISIONS REGARDING EXECUTIVE COMPENSATION
Compensation Committee and Independent Directors
The Compensation Committee, which is composed entirely of independent directors, oversees our executive compensation program. NEO compensation is subject to final approval by the independent directors of the Board upon recommendation of the Compensation Committee.
Each year, the independent directors of the Board review and evaluate the CEO’s performance. The Compensation Committee and the independent directors of the Board incorporate the CEO’s performance review – along with other data including the Company’s financial results, achievement of the Company’s goals and objectives in the past year and the proposed objectives for the coming year – into their analysis of the CEO’s total compensation and their consideration of the appropriate mix and structure of the elements of the CEO’s total compensation.
At the request of the independent directors, our CEO annually provides a review and evaluation of each of the executive officers, including the NEOs (other than the CEO), identifying accomplishments in the past year, achievement of objectives and results, executive development and proposed objectives for the coming year. The Compensation Committee incorporates the CEO’s reviews of the other NEOs, along with other data including the Company’s financial results and other achievements, into its analysis of the other NEOs’ total compensation and its consideration of the appropriate mix and structure of the elements of the other NEOs’ total compensation.
The Compensation Committee also reviews data provided by its independent compensation consultant, Pay Governance, as well as the appropriate mix and structure of the various elements of total compensation, in determining the total compensation of the CEO and the other NEOs. Although base salaries, annual cash incentive awards and long-term incentive awards are considered at different times throughout the year, the Compensation Committee analyzes the proposed total direct compensation package (or the total of base salary, annual cash incentive and long-term incentives) before making any recommendations regarding individual elements of compensation. The Compensation Committee formulates preliminary recommendations on the amount and type of compensation to be paid to the CEO and the other NEOs. The Compensation Committee then discusses with the CEO its preliminary recommendations with respect to the NEOs (other than the CEO). The Compensation Committee presents its final recommendations to the independent directors in executive session and the independent directors make the final determination of and approve the compensation paid to the CEO and the other NEOs.
To ensure that the NEOs and our other executive officers are compensated in a manner consistent with our strategy, competitive market practices, sound corporate governance principles and stockholder interests, the Compensation Committee regularly evaluates our executive compensation program. When doing so, the Compensation Committee

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COMPENSATION DISCUSSION AND ANALYSIS
considers the needs of the business, peer practices, external trends and the results of our annual say-on-pay vote. The Compensation Committee also seeks advice from its independent compensation consultant, as well as input from executive management.
Independent Compensation Consultant
The Compensation Committee annually engages an independent compensation consultant to assist it in connection with the review and evaluation of the total compensation package provided to the NEOs and the individual elements thereof. In 2023, the Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Compensation Committee and neither it nor any of its affiliates provided any services to the Company, other than the services to the Compensation Committee with respect to executive compensation and the Nominating and Governance Committee with respect to reviews of our director compensation, which the Board believes does not interfere with the independence of the consultant. The Compensation Committee conducted an assessment of Pay Governance’s independence, taking into account the factors specified in the NYSE listing standards as well as information provided by Pay Governance, and based on that assessment, determined that Pay Governance is independent.
Compensation Committee Review of Executive Compensation Peer Group and Other Data
When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources. The Compensation Committee analyzes both the individual elements and the total compensation package for each of the NEOs, as well as the relationship of those packages among the NEOs.
Together with its independent compensation consultant, the Compensation Committee reviews our financial statements and compares our financial results with those of both our executive compensation peer group and our industry peer group, as well as other factors specifically impacting the metals industry, and compares compensation information for our NEOs with that available for comparable executives. In determining each executive’s total compensation package, the Compensation Committee considers both qualitative and quantitative criteria, as well as the CEO’s recommendations and performance evaluations and historical compensation records of the Company. Although a significant majority of compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements.
The Compensation Committee annually reviews and, as appropriate, revises the executive compensation peer group in an effort to assure the group continues to reflect any changes in the Company’s business, strategy and size as measured by revenue, stock market capitalization and other factors. The Compensation Committee also considers additional factors such as the Company’s stock performance as compared with standard indices, such as the S&P 500, as well as our industry peer group. The Compensation Committee reviews the issued and outstanding but unvested equity awards and common stock actually held by each NEO and recognizes that the NEOs are directly impacted by the Company’s stock price and, accordingly, their interest in the Company’s performance and the impact it has on the market value of the Company’s stock is closely aligned with that of the Company’s stockholders.
The combination of these analyses helps the Compensation Committee assess how our NEOs are compensated compared to their peers – both in terms of individual components and total compensation, the reasonableness of the Company’s incentive plan goals, the alignment of pay and performance, the potential need for recalibration of the Company’s pay and incentive goals, and the actual elements of NEO compensation.
Executive Compensation Peer Group
There are no public companies in the metals service center industry that are closely comparable to the Company in terms of size, stock market capitalization, complexity and financial performance. Accordingly, in considering executive compensation for 2023, as in prior years, the Compensation Committee and the independent compensation consultant used the executive compensation peer group set forth below.
The Compensation Committee, with input from executive management and the independent compensation consultant, annually reviews specific criteria and recommendations regarding companies to add or remove from the peer group to ensure that the companies in the peer group remain relevant and provide meaningful compensation comparisons. The Compensation Committee strives to maintain consistency in the peer group from year-to-year and only makes changes when appropriate in consultation with Pay Governance and executive management.

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COMPENSATION DISCUSSION AND ANALYSIS
The peer group set forth below includes companies in the metals processing and distribution industry as well as industrial and manufacturing companies of comparable size in terms of revenues and/or stock market capitalization and complexity. The executive compensation peer group has been constructed, in part, such that the Company’s revenues, stock market capitalization, enterprise value and invested capital generally approximate the median of the executive compensation peer group companies. However, the industrial and manufacturing companies in this peer group are not impacted at all, or are affected to a lesser degree than Reliance, by fluctuations in metal pricing.
For fiscal year 2023, the peer group was updated to remove ATI Inc., MRC Global Inc. & Terex Corporation and to add Alcoa Corporation, Cleveland-Cliffs Inc. and Westinghouse Air Brake Technologies Corporation. ATI Inc., MRC Global Inc. & Terex Corporation were removed because their lower revenues compared to the Company fell below our peer group methodology parameters. Alcoa Corporation, Cleveland-Cliffs Inc. and Westinghouse Air Brake Technologies Corporation were added to our peer group based on their fit as industrial companies with revenues broadly comparable to the Company.
• AGCO Corporation	• Dover Corporation	• Parker-Hannifin Corporation
• Alcoa Corporation	• Eaton Corporation plc	• Steel Dynamics, Inc.
• Ball Corporation	• Genuine Parts Company	• United States Steel Corporation
• Cleveland-Cliffs Inc.	• Illinois Tool Works Inc.	• W.W. Grainger, Inc.
• Commercial Metals Company	• LKQ Corporation	• WESCO International, Inc.
• Crown Holdings, Inc.	• Nucor Corporation	• Westinghouse Air Brake Technologies Corporation
• Cummins Inc.	• PACCAR Inc.
Analysis of 2023 Company and Executive Compensation Peer Group Compensation
In 2023, the Compensation Committee reviewed the Company’s financial statements and stock performance in comparison to the peer group’s most currently available financial and stock market data. Consistent with the Company’s pay-for-performance philosophy, the Compensation Committee also considered the total direct compensation (base salary, annual cash incentive award and equity awards) and retirement plan benefits of the NEOs as compared to comparable officers in the executive compensation peer group.
Compared to the executive compensation peer group (based on each peer group member’s most recently released annual financial statements):
•
the Company ranked at the 38th percentile for revenues in 2023;

•
the Company’s Pretax Income Margin ranked at the 54th percentile in 2023; and

•
the Company’s return on total assets ranked at the 71st percentile in 2023 and 80th percentile for the five-year period ended December 31, 2023.

Based on information provided by the independent compensation consultant, the Compensation Committee determined that in 2023 the target total direct compensation of: (i) our CEO approximated the 35th percentile of the chief executive officers in our executive compensation peer group; (ii) our CFO approximated the 25th percentile of the chief financial officers in our executive compensation peer group; and (iii) the target total direct compensation of our other NEOs fell between the 50th and 67th percentiles of the comparable executive officers in our executive compensation peer group.
Internal Pay Equity
The Compensation Committee broadly considers internal pay equity when setting compensation levels for our executives in order to foster a team culture among the executive officers. Our executive compensation program uses the same compensation components for all of our NEOs, with a few exceptions. In 2022 and 2023, 80% of all NEO target equity awards issued have been performance-based and 20% have been service-based. Our annual cash incentive award program provides all NEOs the same target annual cash incentive award opportunity of 150% of their respective base salary based on identical performance objectives.

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COMPENSATION DISCUSSION AND ANALYSIS
PRINCIPAL COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Base Salary
The base salary payable to each of our NEOs is the minimum compensation that such executive receives in any year. Base salaries reflect the individual skills, experience and roles and responsibilities of the NEO within the Company.
The Compensation Committee reviews NEO salaries annually and makes adjustments to reflect merit, promotion or change in role and changes in market salaries for similar positions.
In July 2023, after a review of the base salaries of comparable officers at companies in our executive compensation peer group and in consultation with the independent compensation consultant, the Compensation Committee recommended, and the independent directors of the Board approved, base salary increases for the NEOs as follows: 4.2% for Mrs. Lewis; 4.3% for Mr. Durham and 2.4% for Mr. Smith. In addition, Mr. Koch’s base salary was increased by 9.1% and Mr. Ajemyan’s base salary increased 17.4% in connection with the implementation of the Company’s strategic long-term management succession plan, in recognition of their performance and value to the Company, and to encourage their retention. These base salary increases were effective as of July 2023. Consistent with our historical pay practices, even after these adjustments, base salaries as a percentage of our NEOs target compensation were below the 25th percentile compared to comparable officers in our executive compensation peer group.
We do not have employment agreements with any of our executive officers. No executive officer has a minimum base salary or guaranteed salary increase.
Annual Cash Incentive Awards
In 2023, the Compensation Committee employed Pretax Income Margin and Tons Sold Growth as the metrics for measuring the Company’s financial performance under the annual cash incentive plan. The Compensation Committee selected Pretax Income Margin because it aligns with how management and the Board measure the Company’s performance and is typically one of the most important metrics used in the Company’s corporate and operational decision-making. Tons Sold Growth was selected as a performance metric by the Compensation Committee because it is a key performance indicator used by the Board and management to measure and evaluate one of the important underlying performance elements of the Company’s business. Tons Sold Growth is calculated consistent with our financial reporting and excludes the Company’s toll processing tonnage. The Compensation Committee believes that Tons Sold Growth is a key performance indicator used by the Board and management to measure and evaluate one of the important underlying performance elements of the Company’s business against the Company’s industry peers and because it motivates growth and complements and achieves an appropriate balance with the Pretax Income Margin metric.
In 2023, target annual cash incentive opportunities compared to similar executives of companies in our executive compensation peer group approximate: (i) the 25th percentile for our President and CEO (reflecting her promotion into the CEO role); and (ii) the 60th percentile for our other NEOs in aggregate.
In concert with the Company’s compensation philosophy of overweighting performance-based pay, our NEOs have annual cash incentive opportunities that may result in higher cash payments than those for comparable officers within our executive compensation peer group, but such awards are only payable if the Company meets demanding objectives.
This structure currently results in total target cash compensation: (i) that approximates the 25th percentile for our CEO (reflecting her 2023 promotion into the CEO role) and between the 25th percentile and 50th percentile for our CFO compared to their counterparts in our executive compensation peer group; (ii) above the 75th percentile for Mr. Smith compared to Senior Vice Presidents and General Counsels in our executive compensation peer group; and (iii) between the 50th and 60th percentiles for our other NEOs compared to similar executives of companies in our executive compensation peer group.
As in past years, each NEO had a 2023 target annual cash incentive award of 150% of their respective base salaries. In 2023, 90% of any award earned under the annual cash incentive plan was based on Pretax Income Margin and 10% of any award earned was based on Tons Sold Growth.
The Pretax Income Margin portion of the 2023 annual cash incentive plan opportunity was established by the Compensation Committee on a sliding scale, ranging from zero for results below the 3.50% Pretax Income Margin threshold, of base salary for results at the 3.50% Pretax Income Margin threshold, a target of 135% of base salary for

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COMPENSATION DISCUSSION AND ANALYSIS
results at 6.00% Pretax Income Margin up to a maximum of 270% of base salary for Pretax Income Margin of 9.00% or higher. If the Company achieved a Pretax Income Margin within the range of 3.50% and 9.00%, then mathematical interpolation would be applied to determine the actual incentive award in the applicable range (threshold to target or target to maximum).
In addition to Pretax Income Margin, the Compensation Committee set a portion of the 2023 target annual cash incentive award to be earned based upon Tons Sold Growth at 15.0% of base salary, which amount would be earned if Tons Sold Growth exceeded the MSCI Benchmark by 1.0%. The maximum award of 30.0% of base salary would be earned if tons sold exceeded the MSCI Benchmark by 2.0%. No payment would be made under the Tons Sold Growth metric if the Company’s Tons Sold Growth underperformed the MSCI Benchmark.
When analyzing the actual and potential payouts under the Company’s annual cash incentive plan, especially its maximum incentive awards and resulting cash compensation levels, the Committee found the plan supported its pay-for-performance principles in 2023.
Long-Term Equity Incentive Compensation
The Compensation Committee recommends grants of annual discretionary equity awards for the NEOs, but the independent directors of the full Board approve all such grants. The Compensation Committee considers executive compensation peer group data from the independent compensation consultant as well as the recommendations of our CEO with respect to any grants of equity awards to the NEOs (other than the CEO) and other executive officers, as well as to corporate officers and other key employees.
In making its recommendations to the independent directors, the Compensation Committee considers the position of the NEO, his or her importance to the Company’s results and operations, his or her individual performance and contributions, the equity awards previously granted to that individual, the terms and market value of the equity grant, the total value of the equity grant and the relative number of such recommended grants among the various individuals then under consideration for grants, as well as the potential dilution and the related expense as a percentage of pretax income. The Committee also considers market data for executives in comparable positions within our executive compensation peer group.
In 2022 and 2023, 80% of all NEO target equity awards have been performance-based and 20% have been service-based. The allocation of performance-based and service-based awards is intended to balance performance and retention objectives. In striking an appropriate mix between service- and performance-based equity awards, the Compensation Committee sought to design a policy that incentivizes strong performance balanced with the retention value of our long-term equity awards since the Company does not maintain employment agreements with its executive officers. The RSUs will be forfeited if the ROA results are not achieved at or above the threshold (for performance-based awards), or the individual voluntarily leaves the Company or is terminated for cause. The award agreements for the RSUs provide for prorated vesting if an individual’s employment terminates (i) due to a qualifying retirement, death or disability or (ii) without cause following a change in control.
ROA for the performance period is calculated as the average of the three years of annual ROA (operating income for the year (as adjusted for certain non-recurring items) divided by the average total assets for the year) in the performance period. Mathematical interpolation is applied to determine the actual incentive award if the calculated ROA result is within the applicable range (threshold to target or target to maximum).
	ROA	Number of RSUs Vested
Threshold	6.00%	25.0%
Target	8.00%	100.0%
Maximum	13.00%	200.0%
The value of RSU awards granted in 2023 to (i) Mrs. Lewis was below the median but above the 25th percentile reflecting her promotion to the CEO role and (ii) the other NEOs were between the 40th percentile and the 67th percentiles, except for Mr. Ajemyan who approximated the 25th percentile.
Results for the performance-based equity awards granted in 2021 were determined in the first quarter of 2024 and resulted in 200.0% of the target number of awards vesting based on an ROA of 21.4% in the three-year performance period.

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COMPENSATION DISCUSSION AND ANALYSIS
SERP and Deferred Compensation Plan
SERP. In 1996, the Company adopted the SERP to provide post-retirement benefits to certain of our executive officers and other key employees at that time and also to provide for a pre-retirement death benefit. The SERP was amended and restated effective as of January 1, 2009 at which time it was frozen to new participants. The 2009 amendment and restatement shifted the risk of the performance of the individual’s retirement plan investments from the Company to the participants, eliminated the offsets to the SERP benefit and reduced the benefit amount to 38% of the average of the participant’s highest five years total cash compensation during the final ten years of employment (down from 50% and including offsets for the value of Company contributions to the Reliance Steel & Aluminum Co. Master 401(k) Plan (the “401(k) Plan”) and the Reliance Steel & Aluminum Co. Employee Stock Ownership Plan (“ESOP”) as well as social security benefits). The 2009 amendment and restatement also brought the SERP into compliance with Rule 409A under the Internal Revenue Code, among other things. Because of her long tenure with the Company, Mrs. Lewis is the only remaining active participant in the SERP.
Deferred Compensation Plan. The Company adopted the Deferred Compensation Plan to provide supplemental retirement benefits to certain key employees as well as to combine and replace certain deferred compensation plans and supplemental executive retirement plans that existed at certain companies when we acquired them. The Deferred Compensation Plan does not provide for any minimum or guaranteed rate of return.
The Deferred Compensation Plan was amended and restated effective January 1, 2013 to allow all corporate officers and subsidiary officers to participate. Messrs. Ajemyan, Durham, Koch and Smith received discretionary Company contributions under the Deferred Compensation Plan in 2023.
The Compensation Committee considers the SERP benefits and any benefits under the Deferred Compensation Plan in its analysis of each of the NEOs’ total compensation. In comparing the discretionary Company contribution benefit under the Deferred Compensation Plan to the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the target values for Messrs. Ajemyan, Koch, Durham and Smith would be between the 25th and 50th percentiles.
In addition, as a former employee of Earle M. Jorgensen Company, a wholly-owned subsidiary of Reliance, Mr. Durham is entitled to receive the cash equivalent of approximately 725 shares of Reliance common stock with a market value of  $202,868 as of December 31, 2023 under the Earle M. Jorgensen Company Supplemental Bonus Plan (the “EMJ Bonus Plan”).
Other Benefits
Limited Perquisites. Perquisites provided by the Company are limited in both type and monetary value. The Company reimburses certain of our NEOs for certain memberships used primarily for business purposes.
Other Benefits. Other than the SERP and the Deferred Compensation Plan (and, for Mr. Durham, the EMJ Bonus Plan), described above, the NEOs participate in the Company’s health, welfare, retirement and other plans, such as the 401(k) Plan and the ESOP, on the same basis as these benefits are generally available to all eligible employees. The ESOP plan is closed to new enrollment and the Company is not currently making annual contributions to the plan.
ADDITIONAL INFORMATION
No Employment Agreements; Potential Payments Upon Termination or Change in Control
We do not have individual employment agreements that provide change in control or severance benefits to any of our executive officers, including the NEOs. We have been successful in attracting and retaining an experienced and effective management team without the use of such agreements. Most of our executives have been with Reliance for many years and have built their careers at Reliance and/or its subsidiaries. On average, our NEOs have more than 15 years’ tenure with Reliance and over 27 years of industry experience. Generally, if an employee ceases to be employed at the Company before his or her RSUs vest, these units will expire on the date the employee is terminated. However, the executive (or their beneficiary) is eligible to receive a prorated payout of his or her RSUs based on the number of days employed during the vesting period if the termination of employment is without cause following a change in control or results from death, disability, or qualifying retirement.

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COMPENSATION DISCUSSION AND ANALYSIS
The following table and discussion set forth the estimated incremental value that would have been transferred to each NEO under various scenarios relating to a termination of employment if such termination had occurred on December 31, 2023. The actual amounts that would be paid to any NEO upon termination of employment can only be determined at the time of an actual termination of employment and would vary from those listed below.
Estimated Benefits Upon Termination or Change in Control
	Qualified Retirement ($)	Termination for Cause ($)	Termination Without Cause ($)	Termination Without Cause Following Change-in- Control ($)	Change-in- Control Only ($)	Death ($)	Disability ($)
Karla R. Lewis
Cash severance payment	—	—	—	—	—	—	—
Value of accelerating vesting of incentive compensation(1)	11,654,048	—	—	11,654,048	—	11,654,048	11,654,048
Continuation of benefits(2)	—	—	—	—	—	—	—
Pension and nonqualified compensation benefit(3)	1,188,192	—	1,188,192	2,153,302	—	—	1,188,192
Total	12,842,240	—	1,188,192	13,807,350	—	11,654,048	12,842,240
Arthur Ajemyan
Cash severance payment	—	—	—	—	—	—	—
Value of accelerating vesting of incentive compensation(1)	3,431,829	—	—	3,431,829	—	3,431,829	3,431,829
Continuation of benefits(2)	—	—	—	—	—	—	—
Pension and nonqualified compensation benefit(3)	99,770	—	—	99,770	99,770	99,770	99,770
Total	3,531,599	—	—	3,531,599	99,770	3,531,599	3,531,599
Stephen P. Koch
Cash severance payment	—	—	—	—	—	—	—
Value of accelerating vesting of incentive compensation(1)	5,435,561	—	—	5,435,561	—	5,435,561	5,435,561
Continuation of benefits(2)	—	—	—	—	—	—	—
Pension and nonqualified compensation benefit(3)	—	—	—	—	—	—	—
Total	5,435,561	—	—	5,435,561	—	5,435,561	5,435,561
Jeffrey W. Durham
Cash severance payment	—	—	—	—	—	—	—
Value of accelerating vesting of incentive compensation(1)	3,431,829	—	—	3,431,829	—	3,431,829	3,431,829
Continuation of benefits(2)	—	—	—	—	—	—	—
Pension and nonqualified compensation benefit(3)	—	—	—	—	—	—	—
Total	3,431,829	—	—	3,431,829	—	3,431,829	3,431,829
William A. Smith II
Cash severance payment	—	—	—	—	—	—	—
Value of accelerating vesting of incentive compensation(1)	3,431,829	—	—	3,431,829	—	3,431,829	3,431,829
Continuation of benefits(2)	—	—	—	—	—	—	—
Pension and nonqualified compensation benefit(3)	—	—	—	—	—	—	—
Total	3,431,829	—	—	3,431,829	—	3,431,829	3,431,829

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COMPENSATION DISCUSSION AND ANALYSIS
(1)
Includes the prorated value of the number of unvested RSUs granted in 2022 and 2023 based on Company ROA calculated over a shortened measurement period ended December 31, 2023.

(2)
Excludes certain benefits generally available to salaried employees, such as certain disability benefits, accrued vacation and distributions under our 401(k) and ESOP plans.

(3)
Represents the amount of benefit in excess of the present value of accumulated benefits payable on retirement by the SERP or the amount of unvested company contributions under the Deferred Compensation Plan (see page 45).

The annual cash incentive and 2021 performance-based RSU awards do not provide incremental value upon termination or a change in control without termination occurring on December 31, 2023, as the NEO would be fully vested in the 2023 annual cash incentive and the performance-based restricted stock awards granted in 2021, having been employed throughout the entire performance period.
The SERP provides that if a participant is terminated without cause following a change in control or after the participant has attained age 55 and completed 10 years of service, then any unvested rights of a participant to receive certain retirement benefits under the SERP shall become fully vested.
The Deferred Compensation Plan provides that a participant becomes vested in any Company contributions upon the earlier of: (i) the date such participant attains age 55 and has at least five years of service in an eligible role; and (ii) the date such participant attains age 62. The Deferred Compensation Plan provides that the participants receive their vested account balance upon termination and receive their total account balance upon a change in control.
The RSU award agreements provide for the following prorated vesting if an individual’s employment terminates (i) due to a qualifying retirement, death or disability or (ii) without cause following a change in control (a.k.a., double trigger):
•
the service-based RSUs will become vested by prorating the number of such RSUs as if the vesting period ended on the date of the termination, and

•
the performance-based RSUs will become vested only upon the achievement of the relevant performance metric measured during a shortened performance period ending on the most recent quarter-end before the date of the termination, with the number of shares prorated based on such shortened performance period.

Stock Ownership Requirements
Our stock ownership policy requires our officers to own shares of our common stock (including unvested service-based RSUs) equal in value to a multiple of their respective base salaries within five years from the date of each officer’s appointment. Includes shares held indirectly under the ESOP and the 401(k) Plan.
The stock ownership guidelines are intended to discourage excessive risk-taking and to reinforce the alignment of interests between our officers and stockholders. The stock ownership requirements applicable to our senior executive officers as well as the value of common stock held by them is set forth below:
Role	Stock Ownership Requirement	Value of Common Stock Held at 3/28/24 ($)	Multiple of Base Pay
CEO	5x base salary	$32,219,631	25.8x
COO and CFO	4x base salary	$15,990,847	11.2x
Senior Vice Presidents (excluding the CFO)	3x base salary	$35,702,454	13.3x
All of the NEOs are in compliance with these stock ownership requirements. See the “Securities Ownership of Certain Beneficial Owners and Management” table below on page 61 for the current stock ownership of our directors and the NEOs.
Clawback and Recoupment Policy
To further reduce the possibility of excessive risk-taking, and to foster a culture that emphasizes integrity and accountability, the Compensation Committee has adopted a compensation recovery policy pursuant to which the Company must recover erroneously awarded performance-based compensation (generally consisting of the annual cash incentive and performance-based RSUs) from senior officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial

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COMPENSATION DISCUSSION AND ANALYSIS
statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period).
The policy requires the Company to recover reasonably promptly the amount of incentive compensation received by senior officers that exceeds the incentive compensation that would have been received taking into account the accounting restatement, regardless of whether the restatement is due to any fault or misconduct on the part of the officer. The policy complies with, and will be interpreted and administered in a manner consistent with, all applicable laws and regulations, including without limitation, Section 303A.14 of the NYSE Listed Company Manual and Rule 10D-1 of the Exchange Act.
Hedging and Pledging Policies
Our Insider Trading and Securities Compliance Policy contains provisions restricting the hedging and pledging of Company securities by our directors, officers and certain employees.
Derivatives Trading. Directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy may not purchase or sell options on Reliance common stock or engage in short sales of Reliance common stock.
Hedging Policy. Directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset any change in the value of the Company’s securities held directly or indirectly by such individual, including units granted as a component of compensation or otherwise. None of the Company’s directors or executive officers had any such hedging arrangements in place as of December 31, 2023.
Pledging Policy. Directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy are prohibited from holding securities of the Company in a margin account or pledging such securities as collateral for loans, except for securities pledged as of the effective date of the policy or which have already been pledged at the time an individual becomes a director, officer or designated insider employee. None of the Company’s directors or executive officers had any such pledging arrangements in place as of December 31, 2023.
Tax and Accounting Considerations
Under Section 162(m) of the Internal Revenue Code, a publicly held company generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees”, which include the NEOs as well as certain other officers who were covered employees. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), certain “qualified performance-based compensation” was excluded from the $1 million deduction limit. The TCJA eliminated most of the exceptions from the $1 million deduction limit, except for certain grandfathered arrangements in place as of November 2, 2017, when the plan is not modified or where amounts payable under the plan are not subject to discretion. As a result, most of the compensation payable to our NEOs (and other covered employees) in excess of $1 million per person in a year will not be fully deductible.
While the Compensation Committee believes that the tax deductibility of compensation is a factor to be considered, the Compensation Committee believes that it is in the best interests of the Company and our stockholders for the Committee to exercise discretion to grant awards even if the award is not deductible for tax purposes. Despite the limits placed on the deductibility of all the stock-based compensation earnings of our corporate officers, the tax benefit realized from our stock-based compensation plans in 2023 was $7.7 million.
Changes to 2024 Incentive Plans
In February 2024, the Compensation Committee, in consultation with Pay Governance, and with input from management, determined that it would be in the best interests of the Company’s stockholders to update the metrics used for measuring the Company’s financial performance under the 2024 annual cash incentive plan as well as performance-based RSU awards granted in 2024.

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COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee made the 2024 annual cash incentive plan more demanding by increasing the pretax income margin targets. As in 2023, the total annual cash incentive opportunity in 2024 for each NEO under the pretax income margin metric is 135% of their base salary if the targets are achieved. The 2023 pretax income margin metrics and the increased 2024 metrics are set forth in the table below:
	2023 Pretax Income Margin Metrics	2023 Performance Award (% of Base Salary	2024 Pretax Income Margin Metrics	2024 Performance Award (% of Base Salary
Threshold	3.50%	20.0%	5.00%	20.0%
Target	6.00%	135.0%	7.50%	135.0%
Maximum	9.00%	270.0%	10.00%	270.0%
The Compensation Committee also made the performance-based RSU awards granted in 2024 more demanding by increasing the three year ROA performance metrics. As in prior years, the performance-based awards granted in 2024 will vest if the Company achieves an ROA result over the three-year performance period ending December 31, 2026 at or above a minimum threshold. The 2023 three year ROA performance metrics and the increased 2024 three-year ROA performance metrics are set forth in the following table:
	2023 ROA Metrics	2023 Number of RSUs Vested	2024 ROA Metrics	2024 Number of RSUs Vested
Threshold	6.00%	25.0%	7.00%	25.0%
Target	8.00%	100.0%	10.00%	100.0%
Maximum	13.00%	200.0%	13.00%	200.0%
As in prior years, 80% of the target performance-based RSU awards granted to the CEO, CFO and COO in 2024 are performance-based and 20% are service-based. To achieve a more appropriate balance of performance and retention objectives, 70% of the target performance-based RSU awards granted to the other corporate officers, including the other two NEOs, in 2024 are performance-based and 30% are service-based.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors is composed entirely of the independent, non-employee directors listed below.
The Compensation Committee has reviewed the CD&A and has discussed it with senior management. Based on the review and discussions, the Compensation Committee unanimously recommended to the Board of Directors that the CD&A be included in this proxy statement and, to the extent appropriate, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
This report is submitted on behalf of the members of the Compensation Committee.
Karen W. Colonias, Chair David W. Seeger	Robert A. McEvoy Doug W. Stotlar

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EXECUTIVE COMPENSATION TABLES
The following table summarizes certain information concerning the compensation that our NEOs earned for the years 2023, 2022 and 2021.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Karla R. Lewis President and Chief Executive Officer	2023	1,225,000	—	7,200,503	—	3,750,000	1,484,294	659,476	14,319,273
	2022	970,000	—	3,800,149	—	2,806,650	—	562,322	8,139,121
	2021	925,000	—	3,799,970	—	2,850,000	1,072,943	212,816	8,860,729
Arthur Ajemyan Senior Vice President, Chief Financial Officer	2023	625,000	—	1,399,891	—	2,025,000	—	180,560	4,230,451
	2022	562,500	—	1,400,158	—	1,630,125	—	145,223	3,738,006
	2021	500,000	—	1,200,005	—	1,650,000	—	51,858	3,401,863
Stephen P. Koch Executive Vice President, Chief Operating Officer	2023	718,750	—	3,800,059	—	2,250,000	—	295,236	7,064,045
	2022	656,250	—	1,600,124	—	1,949,063	—	266,200	4,471,637
	2021	600,000	—	1,359,940	—	1,875,000	—	214,203	4,049,143
Jeffrey W. Durham Senior Vice President, Operations(5)	2023	587,500	—	1,399,891	—	1,800,000	—	437,963	4,225,354
William A. Smith II Senior Vice President, General Counsel and Corporate Secretary	2023	622,500	—	1,399,891	—	1,890,000	—	303,119	4,215,510
	2022	602,500	—	1,400,158	—	1,743,525	—	282,604	4,028,787
	2021	570,000	—	1,289,942	—	1,770,000	—	231,052	3,860,994

(1)
The amounts in this column reflect the grant date fair value of the target number of RSUs awarded in 2023, 2022 and 2021. The values are calculated in accordance with the Stock Compensation topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification”) and pursuant to the Company’s equity compensation plans by multiplying the closing price of the Company’s common stock on the grant date by the number of service-based RSUs and the target number of performance-based RSUs awarded to each NEO. Assumptions used in the calculation of these amounts are included in Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair values of performance-based RSUs granted to each NEO in 2023 at the maximum possible payout are as follows: $12,960,956 for Mrs. Lewis, $6,840,057 for Mr. Koch; and $2,519,904 for Messrs. Ajemyan, Durham and Smith.

(2)
Represents earned amounts under the Company’s annual cash incentive plan. See “Principal Components of Our Executive Compensation Program-Annual Cash Incentive Awards” on page 43 and “Grants of Plan Based Awards” on page 52.

(3)
The amounts represent the increase, if any, in the present value of the accumulated benefits payable on the retirement of the NEO that participates in the SERP in the year presented; $0 is presented in years the present value declined. These amounts are determined using interest rate and mortality assumptions consistent with those included in Note 13 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023. The following summarizes the total change in pension value in 2023 due to the change in the discount rate, mortality tables, and other factors:

Name	Change in Pension Value Due to Change in Discount Rate ($)	Change in Pension Value – All Other ($)	Total Change in Pension Value ($)
Karla R. Lewis	130,875	1,353,419	1,484,294

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EXECUTIVE COMPENSATION TABLES
(4)
The 2023 All Other Compensation amounts are composed of the following:

Name	401(k) Plan Match Contributions ($)	Company Contribution to Deferred Compensation Plan ($)	Dividend Equivalents on RSUs ($)	Internet Expense Allowance and Health and Wellness Benefit ($)	Other(a) ($)	All Other Compensation ($)
Karla R. Lewis	11,550	—	647,926	—	—	659,476
Arthur Ajemyan	11,550	96,261	71,699	1,050	—	180,560
Stephen P. Koch	11,550	80,973	196,914	—	5,799	295,236
Jeffrey W. Durham	11,550	225,806	196,914	—	3,693(b)	437,963
William A. Smith II	11,550	100,800	186,782	900	3,087	303,119

(a)
Messrs. Koch, Durham and Smith received one-time payments of $5,799, $818 and $3,087, respectively, to correct the overwithholding of certain payroll taxes in prior years.

(b)
Includes $2,875 of dividends paid on our common stock during 2023 that increased the equivalent Reliance common shares Mr. Durham is entitled to under the EMJ Bonus Plan (see page 45).

(5)
Mr. Durham was not an NEO in 2022 or 2021 and, therefore, in accordance with SEC rules, only fiscal year 2023 compensation information is presented.

GRANTS OF PLAN BASED AWARDS
The following table sets forth plan based awards granted to the NEOs under our annual cash incentive plan and the Second Amended and Restated 2015 Incentive Award Plan during 2023:
Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Grant Date	Estimated Future Payouts Under Equity Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Karla R. Lewis	250,000	1,875,000	3,750,000	2/17/2023	5,809	23,237	46,474				5,760,452
				2/17/2023				5,809	—	—	1,440,051
Arthur Ajemyan	135,000	1,012,500	2,025,000	2/17/2023	1,130	4,518	9,036				1,120,012
				2/17/2023				1,129	—	—	279,879
Stephen P. Koch	150,000	1,125,000	2,250,000	2/17/2023	3,066	12,263	24,526				3,039,998
				2/17/2023				3,066	—	—	760,061
Jeffrey W. Durham	120,000	900,000	1,800,000	2/17/2023	1,130	4,518	9,036				1,120,012
				2/17/2023				1,129	—	—	279,879
William A. Smith II	126,000	945,000	1,890,000	2/17/2023	1,130	4,518	9,036				1,120,012
				2/17/2023				1,129	—	—	279,879

(1)
Reflects the threshold, target and maximum payout amounts of non-equity incentive plan awards that were in effect for 2023 under the annual cash incentive plan. The award amount is determined as a percentage of the NEO’s year-end base salary, with the percentage based upon the threshold, target and maximum targets. See “Relationship Between Pay and Performance” on page 33 for further details of our annual cash incentive plan. These columns do not reflect the actual amounts paid, but only provide an example of how the awards would be calculated under the plan if the specified levels of Pretax Income Margin and Tons Sold Growth were achieved. Pretax Income Margin and Tons Sold Growth (as calculated per the terms of the plan) for 2023 were 11.7%, which was above the maximum, and 2.2%, respectively, resulting in a payout under the plan equal to 300.0% of each NEO’s year-end base salary, which amount is included in the Summary Compensation Table, on page 51.

(2)
Reflects the threshold, target and maximum number of shares of common stock of the Company for the performance-based RSUs granted in February 2023 that will vest if the Company achieves certain ROA results. Consistent with prior years, the awards are subject to a three-year performance measurement period.

(3)
Represents the number of service-based RSUs awarded to each NEO in February 2023 that will vest on December 1, 2025 if the NEO continues to be employed by the Company on such date.

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EXECUTIVE COMPENSATION TABLES
(4)
Reflects the grant date fair value of the service-based RSUs and the target number of performance-based RSUs awarded to each NEO. Assumptions used in the calculation of these amounts are included in Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

OPTION EXERCISES AND STOCK VESTING
The following table sets forth information for the NEOs with regard to service-based RSUs vested and settled and performance-based RSUs determined during 2023:
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Karla R. Lewis	78,794	19,699,680
Arthur Ajemyan	8,224	2,143,978
Stephen P. Koch	23,555	5,958,580
Jeffrey W. Durham	23,555	5,958,580
William A. Smith II	22,343	5,651,985

(1)
The amounts are based on the closing price of the Company’s common stock when the awards are settled. Results for the performance-based equity awards granted in 2020 were determined in February 2023. The performance-based equity awards granted in 2020 vested on December 31, 2022, with payouts on the 2020 ROA award above the maximum target, resulting in total performance shares earned by our NEOs at 200% of the target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth stock awards held by the NEOs at December 31, 2023:
	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Service-based RSU awards		Performance-based RSU awards
Karla R. Lewis	9,701	2,713,176	120,606	33,731,086
Arthur Ajemyan	2,563	716,820	30,692	8,583,939
Stephen P. Koch	4,705	1,315,894	49,176	13,753,544
Jeffrey W. Durham	2,563	716,820	32,048	8,963,185
William A. Smith II	2,563	716,820	31,454	8,797,055

(1)
The annual ROA calculated for the year ended December 31, 2023 was above target. As the previous year’s performance exceeded target levels for each of the performance-based awards, all performance-based awards are reported at maximum levels in accordance with SEC rules.

(2)
The value is based on a price per RSU of $279.68, the closing price of the Company’s common stock on December 31, 2023.

(3)
The table below presents the vesting schedule for unvested and vested but unsettled RSU awards (performance-based RSUs are presented at maximum levels):

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EXECUTIVE COMPENSATION TABLES
Name	Grant Date	Vesting Schedule for Unvested and Vested but Unsettled RSUs
		Service-based vesting on December 1,		Performance-based vesting on December 31,
		2024	2025	2023	2024	2025
Karla R. Lewis	3/23/2021	—	—	42,996	—	—
	3/22/2022	3,892	—	—	31,136	—
	2/17/2023	—	5,809	—	—	46,474
Arthur Ajemyan	3/23/2021	—	—	10,184	—	—
	3/22/2022	1,434	—	—	11,472	—
	2/17/2023	—	1,129	—	—	9,036
Stephen P. Koch	3/23/2021	—	—	11,540	—	—
	3/22/2022	1,639	—	—	13,110	—
	2/17/2023	—	3,066	—	—	24,526
Jeffrey W. Durham	3/23/2021	—	—	11,540	—	—
	3/22/2022	1,434	—	—	11,472	—
	2/17/2023	—	1,129	—	—	9,036
William A. Smith II	3/23/2021	—	—	10,946	—	—
	3/22/2022	1,434	—	—	11,472	—
	2/17/2023	—	1,129	—	—	9,036
PENSION BENEFITS
The estimated present value of accumulated benefits payable by the SERP at the normal retirement age of 65 for the executive officer named below, determined using interest rate and mortality assumptions consistent with those included in Note 13 in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, is as follows:
Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During 2023 ($)
Karla R. Lewis	Supplemental Executive Retirement Plan	32	9,843,679	—

(1)
Messrs. Ajemyan, Koch, Durham and Smith are not participants in the SERP.

Reliance adopted the Deferred Compensation Plan effective December 1, 2008; it was subsequently amended and restated effective January 1, 2013. The Deferred Compensation Plan is administered by the Compensation Committee. NEOs who participate in the SERP do not receive contributions from the Company under the Deferred Compensation Plan.
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in 2023 ($)	Company Contributions in 2023 ($)(1)	Aggregate Gain in 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/23 ($)(2)
Arthur Ajemyan	326,025	96,261	141,403	—	926,703
Stephen P. Koch	—	80,973	55,778	—	2,141,105
Jeffrey W. Durham	—	225,806	402,745	—	2,378,598
William A. Smith II	—	100,800	143,146	—	1,062,139

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EXECUTIVE COMPENSATION TABLES
(1)
The 2023 contributions for Messrs. Koch, Durham and Smith were 100% vested when contributed to the plan in February 2024 based on their age and years of service. The 2023 contribution for Mr. Ajemyan vests in 2030. The 2023 Company contributions were included in “All Other Compensation” in the Summary Compensation Table on page 51.

(2)
Of the amounts in this column, $82,000 for Mr. Ajemyan, $1,013,726 for Mr. Koch, and $192,900 for Mr. Smith were included in the Summary Compensation Table for previous years.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2023 regarding shares outstanding and available for issuance under our Second Amended and Restated 2015 Incentive Award Plan and our Directors Equity Plan:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by our stockholders(1)	—	—	1,539,738
Equity compensation plans not approved by our stockholders	—	—	—
Total	—	—	1,539,738

(1)
Includes 1,444,613 shares available for issuance under our Second Amended and Restated 2015 Incentive Award Plan and 95,125 shares available for issuance under our Directors Equity Plan.

PAY RATIO DISCLOSURE
Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.
We identified the median employee from the Company’s employee population as of December 31, 2023. After excluding employees under the “de minimis exemption” (as described below), the Company’s employee population consisted of 14,337 employees located in the U.S., Canada, Mexico and the United Kingdom. For purposes of identifying the median employee, the Company was permitted to exclude up to 5% of its total employees who are non-U.S. employees. The Company relied on this exemption to exclude the employee populations of the following jurisdictions, which collectively accounted for less than 5% of the Company’s total employee population of 15,037 as of December 31, 2023: Belgium (71); France (21); India (4); Malaysia (67); People’s Republic of China (298); Singapore (45); South Korea (148); Turkey (21); and the United Arab Emirates (25).
In identifying our median employee, we calculated the annual total compensation of each employee for the 12-month period that ended on December 31, 2023. Annual total compensation for these purposes included base salary, overtime wages, bonus, commissions, incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal payroll records. Specifically excluded from the annual compensation measure in identifying the median employee were retirement benefits and stock-based compensation. The compensation for full-time employees who were not employed by us for the entire 12-month period was annualized to reflect compensation for the entire 12-month period.
The 2023 annual total compensation for our CEO as determined under Item 402(u) of Regulation S-K was $14,319,273. As reflected in the Summary Compensation Table, $7,200,503 of our CEO’s total 2023 compensation was equity-based of which 80% is tied to performance targets. The 2023 annual total compensation for our median employee was $72,742. The ratio of our CEO’s annual total compensation to our median employee’s total cash compensation for fiscal year 2023 is approximately 197 to 1.

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EXECUTIVE COMPENSATION TABLES
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information concerning pay versus performance. The following table sets forth information concerning the compensation of our CEO and other NEOs for each of the fiscal years ending December 31, 2023, 2022, 2021 and 2020, and our financial performance for each such fiscal year:
Year	Summary Compensation Table Total for CEO(1)(2) ($)	CAP to CEO(1)(3) ($)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(1)(2) ($)	Average CAP to Non-CEO Named Executive Officers(1)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income(5) ($ in millions)	Annual ROA(6)
					Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(4) ($)
2023	14,319,273	23,779,336	4,933,840	8,260,700	251.8	212.1	1,340.1	16.7%
2022	14,944,260	31,322,752	5,094,388	9,370,352	179.5	154.5	1,844.2	25.3%
2021	14,245,016	47,236,660	5,032,109	11,357,546	141.3	157.2	1,417.4	22.2%
2020	13,100,453	14,073,926	6,003,050	4,913,818	102.5	117.6	372.4	8.9%

(1)
In 2023, the CEO was Karla R. Lewis; in 2020, 2021 and 2022, the CEO was James D. Hoffman. In 2023, the other NEOs were Stephen P. Koch, Arthur Ajemyan, Jeffery W. Durham and William A. Smith II. In 2022, the other NEOs were Mrs. Lewis and Messrs. Koch, Ajemyan and Smith. In 2021, the other NEOs were Mrs. Lewis and Messrs. Koch, Ajemyan and Smith as well as William K. Sales, Jr. and Michael P. Shanley. In 2020, the other NEOs were Mrs. Lewis and Messrs. Koch, Sales and Shanley.

(2)
For each year presented, reflects the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 51 with respect to our CEO and the average (mean) of the “Total” compensation for the non-CEO NEOs set forth above for the years presented. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
Compensation actually paid, or “CAP”, is computed in accordance with Item 402(v) of Regulation S-K. The tables below present the adjustments made to the respective amounts set forth in the SCT, determined in accordance with SEC rules.

CEO 2023 ($)
Total Compensation as reported in Summary Compensation Table (SCT)	14,319,273
Less: Grant date fair value of equity awards granted during the year included in SCT	(7,200,503)
Plus: Year-end fair value of equity awards granted in the year that remain unvested as of the last day of the year(a)	11,373,187
Plus: Change in fair value from last day of prior year to last day of year of unvested equity awards(a)	2,705,563
Plus: Change in fair value from last day of prior year to vesting date of unvested equity awards that vested during year(a)	3,731,961
Less: Change in Pension Value reported in SCT	(1,484,294)
Plus: Pension value service cost(b)	334,149
Compensation actually paid	23,779,336

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EXECUTIVE COMPENSATION TABLES
NON-CEO (AVERAGE) 2023 ($)
Total Compensation as reported in Summary Compensation Table (SCT)	4,933,840
Less: Grant date fair value of equity awards granted during the year included in SCT	(1,999,933)
Plus: Year-end fair value of equity awards granted in the year that remain unvested as of the last day of the year(a)	3,158,916
Plus: Change in fair value from last day of prior year to last day of year of unvested equity awards(a)	1,032,448
Plus: Change in fair value from last day of prior year to vesting date of unvested equity awards that vested during year(a)	1,135,429
Less: Change in Pension Value reported in SCT	—
Plus: Pension value service cost(b)	—
Compensation actually paid	8,260,700

(a)
Fair value of equity awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The fair value of unvested service-based RSUs, as well as the fair value of all RSUs upon vesting, is based upon the closing sales price for a share of Reliance common stock on the NYSE for the applicable date of measurement. The fair value of unvested performance-based RSUs is based upon the probable outcome of the applicable performance conditions at the time of measurement.

(b)
Service cost is calculated as the actuarial present value of benefits attributed to services rendered by the executive during the applicable fiscal year under the SERP, using the same methodology used in the Company’s GAAP financial statements included in its Annual Reports on Form 10-K.

(4)
Reflects the cumulative total stockholder return of the Company and an industry peer group consisting of publicly-traded metals service center companies (the “industry peer group”), which is the same industry peer group included in the stock performance graph furnished with our Annual Reports on Form 10-K, for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022 and the four years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends. The cumulative total stockholder return reflects market prices at the end of each year and the reinvestment of dividends. Since there is no nationally-recognized industry index consisting of metals service center companies to be used as a peer group index, Reliance constructed the industry peer group. The industry peer group consists of Olympic Steel Inc., which has securities listed for trading on NASDAQ; Ryerson Holding Corporation and Worthington Enterprises, Inc., each of which has securities listed for trading on the NYSE; and Russel Metals Inc., which has securities listed for trading on the Toronto Stock Exchange. The returns of each member of the industry peer group are weighted according to that member’s stock market capitalization.

In December 2023, Worthington Industries, Inc., which was included in the industry peer group at December 31, 2022, split into Worthington Enterprises, Inc. and Worthington Steel, Inc. The newly traded Worthington Steel, Inc. common stock received by the holders of Worthington Enterprises, Inc. common stock at the distribution date is not included in the cumulative total return of the industry peer group.
(5)
Reflects the “Net Income” caption in the consolidated statements of income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31.

(6)
Annual ROA (operating income divided by average total assets for the year) is a non-GAAP financial measure calculated in accordance with our performance-based RSU awards and excludes various non-recurring charges and credits. Please refer to page 31 of this proxy statement for a reconciliation of operating income, excluding various non-recurring charges and credits, to the “operating income” caption in the consolidated statements of income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31.

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EXECUTIVE COMPENSATION TABLES
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE
The graphs presented below present the relationship during 2020-2023 of CAP for our CEO and the average CAP of our non-CEO NEOs to: (1) our cumulative TSR and the cumulative TSR of the constituent companies in our industry peer group; (2) net income; and (3) the Company’s annual ROA.
A significant portion of our executive compensation program is comprised of performance-based equity awards (see page 44), which were expected to be settled between 100.0% and 200.0% of target for the outstanding performance-based RSUs during each of the years of 2020-2023. We believe our sequential record financial performance in each of the years 2022 and 2021 and significant increases in our TSR during those years when compared to 2020 drove increases in compensation actually paid to our NEOs. For 2023, our TSR was greater than in each of the years 2022 and 2021, however compensation actually paid to our non-NEOs declined as a result of the promotion of our President (non-CEO in 2020-2022) to CEO in 2023.
CAP, as required under SEC rules, reflects changes in fair value to unvested and vested equity awards that generally fluctuates from year to year due to the number of RSUs vested during the year, year-end stock prices and changes in the estimated number of common shares that are expected to settle performance-based RSU units based on the probable achievement of performance goals. Unvested awards remain subject to significant risk from forfeiture conditions and future declines in value based on changes in our stock price. The presented CAP amounts are presented under calculations required by SEC rules, which do not reflect the actual compensation realized by our NEOs. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards vest and settle.
CAP VS. RS AND INDUSTRY PEER GROUP TSR
CAP VS. NET INCOME

CAP VS. ANNUAL ROA
*
Reliance’s profitability measures during the periods presented were significantly impacted by changes in metals pricing. Year-over-year changes in average selling price per ton sold: decreased 9.6% in 2020; increased 54.3% in 2021; increased 18.5% in 2022; and decreased 16.4% in 2023.

The lower CEO and non-CEO CAP in 2023 as compared to 2022 was consistent with Mrs. Lewis’ promotion into the CEO role during 2023 and a portion of her CAP comprised of long-term equity incentive awards granted while in the President (non-CEO) role in 2022 and 2021. Our executive compensation program is aligned with our business strategy and with creating long-term stockholder value by paying for performance, with a significant portion of NEOs’ pay subject to risk

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EXECUTIVE COMPENSATION TABLES
and performance. Reflecting our strong pay-for-performance compensation philosophy, our strong results delivered to stockholders generally translated into above-target payouts of equity awards.
FINANCIAL PERFORMANCE MEASURES
The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. These measures are unranked. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section.
Significant Financial Performance Measures
Annual ROA
Gross Profit and Margin
Pretax Income and Margin
Tons Sold Growth

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DIRECTOR COMPENSATION
The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. We compensate each non-employee director with an annual retainer as well as an annual grant of stock awards. We do not pay additional fees for attendance at Board meetings, committee meetings, and meetings of the non-management or independent directors. We pay additional amounts to the chairs of the standing committees of the Board and the non-executive Chair of the Board. Directors who are employees of the Company (currently, Mrs. Lewis) receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with Board meetings, committee meetings, and meetings of the non-management or independent directors.
In 2023, each non-employee director was paid an annual cash retainer of $140,000 and received an award of 615 shares of stock awards (approximately $150,000 grant date fair value) which are not subject to vesting criteria. In addition, the Company paid the Audit Committee Chair an annual retainer of $25,000; the Compensation Committee Chair an annual retainer of $20,000; and the Nominating and Governance Committee Chair an annual retainer of $20,000. The Company’s non-executive Chair of the Board also received an annual retainer of $150,000. All cash payments to directors in 2023 were paid in equal quarterly installments.
The Nominating and Governance Committee reviews the competitiveness of director compensation every other year, including the appropriateness of the form, mix and amount of director compensation, and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. The Nominating and Governance Committee also seeks advice from the Company’s independent compensation consultant.
DIRECTOR SUMMARY COMPENSATION TABLE
The following table sets forth certain information regarding fees paid and the Company expense for equity awards issued to Directors under the Directors Equity Plan during 2023. Mrs. Lewis and Mr. Hoffman did not receive any additional compensation from the Company for their service as directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lisa L. Baldwin	140,000	149,820	289,820
Karen W. Colonias	160,000	149,820	309,820
Frank J. Dellaquila	165,000	149,820	314,820
John G. Figueroa(2)	70,000	—	70,000
Mark V. Kaminski	290,000	149,820	439,820
Robert A. McEvoy	140,000	149,820	289,820
David W. Seeger	140,000	149,820	289,820
Douglas W. Stotlar	160,000	149,820	309,820

(1)
The amounts in this column reflect a $243.61 grant date fair value per share, determined based on the closing price of the Company’s common stock on the date of the grant. Assumptions used in the calculation of these amounts are included in Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023. The stock awards were granted to non-employee directors on May 17, 2023 and fully vested on the grant date.

(2)
Mr. Figueroa retired from the Board of Directors as of the 2023 Annual Meeting.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 28, 2024, with respect to the beneficial ownership of our common stock by (i) persons or groups known to Reliance to be beneficial owners of more than five percent (5%) of Reliance’s common stock, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:
Names and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Outstanding Shares Owned
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,975,859(3)	12.15%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,284,722(4)	10.94%
Arthur Ajemyan	11,875(5)	*
Lisa L. Baldwin	3,586	*
Karen W. Colonias	8,241(6)	*
Frank J. Dellaquila	1,382	*
Jeffrey W. Durham	26,573(7)	*
James D. Hoffman	147,880(8)	*
Mark V. Kaminski	18,959(9)	*
Stephen P. Koch	20,421(10)	*
Karla R. Lewis	74,183(11)	*
Robert A. McEvoy	22,951(12)	*
David W. Seeger	1,382	*
William A. Smith II	19,291(13)	*
Douglas W. Stotlar	8,241(14)	*
All directors and executive officers as a group (16 persons)	398,030(15)	*

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is 16100 N. 71st St., Suite 400, Scottsdale, Arizona 85254.

(2)
Reliance has been advised that the named stockholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

(3)
The Vanguard Group filed an amended Schedule 13G on February 13, 2024 in which it identifies itself as an investment advisor having shared voting power over 34,859 shares, shared dispositive power over 82,437 shares and sole dispositive power over 6,893,422 shares.

(4)
BlackRock, Inc. filed an amended Schedule 13G on January 24, 2024 in which it identifies itself as a parent holding company, with sole voting power over 5,862,212 shares and sole dispositive power over 6,284,722 shares.

(5)
Excludes 1,308 shares and 1,148 shares with respect to which Mr. Ajemyan has a vested right and shared voting power pursuant to our ESOP and 401(k) plan, respectively. Excludes 18,511 unvested RSUs.

(6)
Includes 615 shares owned by Ms. Colonias and 7,626 shares held by Ms. Colonias as trustee of the Colonias Family Trust.

(7)
Excludes 1,854 shares with respect to which Mr. Durham has a vested right and shared voting power pursuant to our 401(k) plan. Excludes 17,800 unvested RSUs.

(8)
Includes 49,495 shares held by Mr. Hoffman, 44,343 equivalent common shares beneficially owned by Mr. Hoffman for vested and

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
unsettled RSUs and 54,042 held by Hoff Holdings Limited Partnership (“Hoff Holdings”). Hoff Holdings is a limited partnership of which a revocable trust established by Mr. Hoffman and his spouse is both the sole member of the sole general partner and also a limited partner, and various trusts for the benefit of Mr. Hoffman’s spouse and his adult children are the other limited partners. Mr. Hoffman shares beneficial ownership of the Reliance common stock held by Hoff Holdings. Excludes 1,197 shares and 3,684 shares with respect to which Mr. Hoffman has a vested right and shared voting power pursuant to our ESOP and 401(k) plan, respectively.
(9)
Includes 10,482 shares owned by Mr. Kaminski and 8,477 shares held by Mr. Kaminski as trustee of the Elizabeth S. Kaminski Gift Trust.

(10)
Excludes 747 shares and 1,098 shares with respect to which Mr. Koch has a vested right and shared voting power pursuant to our ESOP and 401(k) plan, respectively. Excludes 37,759 unvested RSUs.

(11)
Excludes 7,199 shares and 206 shares with respect to which Mrs. Lewis has a vested right and shared voting power pursuant to our ESOP and 401(k) plan, respectively. Excludes 74,132 unvested RSUs.

(12)
Includes 21,741 shares owned by Mr. McEvoy and 1,210 shares held as custodian for his children under the Uniform Transfers to Minors Act. Mr. McEvoy disclaims beneficial ownership of the 1,210 shares held as custodian for his children.

(13)
Excludes 417 shares with respect to which Mr. Smith has a vested right and shared voting power pursuant to our ESOP. Excludes 17,800 unvested RSUs.

(14)
All shares are held by Kivi Talo Holdings LLC of which Mr. Stotlar is the sole member.

(15)
See notes 5 through 14, plus 33,065 shares held by other executive officers; excludes 820 shares and 5,826 shares with respect to which the other executive officers have a vested right and shared voting power pursuant to our ESOP and 401(k) plan, respectively. Excludes 45,313 unvested RSUs.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PRINCIPLES OF CORPORATE GOVERNANCE
The Board of Directors has adopted Principles of Corporate Governance outlining the responsibilities of the Board. These Principles of Corporate Governance are posted on the Company’s website at https://investor.reliance.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address shown on the first page of this proxy statement. The Board’s primary role is to represent the interests of the Company’s stockholders in strategic and material decisions of the Company. Among the most important responsibilities are the determination of corporate policies, the identification and nomination of qualified independent directors, the selection and evaluation of the Chief Executive Officer, the ongoing review of the senior management team, planning for management succession and the determination of executive compensation. The Board also provides advice and guidance to management on a broad range of strategic decisions, including the review and approval of each significant acquisition and the annual capital expenditure budget, and annually reviews and approves management’s succession plan. In addition, the Board reviews management’s safety program and record.
SIZE AND COMPOSITION OF BOARD
The Board of Directors presently consists of nine directors, seven of whom are independent. All directors are elected to serve a one-year term. Since Mr. Hoffman is retiring from the Board and will not stand for re-election at the Annual Meeting of Stockholders in May 2024, the Board expects to reduce the size of the Board to eight directors, of whom seven will be independent. The Board has adopted a policy that directors should not stand for re-election after reaching age 75.
ATTENDANCE AT MEETINGS
Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves, and are encouraged to attend the Company’s Annual Meeting. In addition, annually, the Board will tour one or more of the Company’s facilities and meet with local management of those facilities, as well as hold a strategic planning session. During 2023, the Board of Directors met ten times, including meetings held by conference telephone call. All current directors attended at least 90% of the Board and committee meetings in 2023. All nine directors then serving on the Board attended the virtual Annual Meeting held in May 2023.
COMMUNICATING WITH THE BOARD
Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board in care of the Corporate Secretary of Reliance at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items, will be forwarded. Non-urgent items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to the “Board of Directors”, “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to the non-executive Chair.
PROXY ACCESS
The Company’s proxy access bylaw provision permits a stockholder, or a group of up to 20 stockholders, owning at least three percent (3%) of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy statement director nominees for up to the greater of two directors or 25% of the number of directors then serving on the Board, subject to the terms and conditions specified in the Company’s Bylaws. We did not receive any director nominations under our proxy access bylaw for the Annual Meeting.
CODE OF CONDUCT
Reliance has a Code of Conduct, which includes a code of ethics, that applies to all directors, executive officers and senior management, including the President and Chief Executive Officer. Code of Conduct training is assigned to all new

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employees upon hire and to existing employees regularly. The Code of Conduct training includes a certification to confirm that employees are familiar with and agree to abide by the Code of Conduct and that they have reported, pursuant to the provisions of the Code of Conduct, any suspected or potential violations of law or Company policy.
Employees are required to report any conduct that they believe to be an actual or apparent violation of the Company’s policies on business conduct. Retaliation against any employee who seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to address confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.
In addition, the following documents are available on our website at https://investor.reliance.com/corporate-governance-documents and in print to any stockholder who requests them:
•
Code of Conduct;

•
Anti-Bribery and Anti-Corruption Policy;

•
U.S. Political Activity and Spending Practices Policy; and

•
Human Rights Policy.

To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline and website through which employees can submit complaints on a confidential and anonymous basis. The hotline and website are provided by an independent third-party and are available worldwide. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take corrective action, if necessary. The Audit Committee is notified of these reports at every quarterly committee meeting, or sooner, if necessary.
In the event Reliance amends or waives any of the provisions of the Code of Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933, as amended, Reliance intends to disclose these actions on its website.
BOARD COMMITTEES
The Board of Directors has authorized three standing committees:
•
the Audit Committee;

•
the Compensation Committee; and

•
the Nominating and Governance Committee.

The charters for each of these committees, as well as our Principles of Corporate Governance are available on our website at https://investor.reliance.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address appearing at the top of the first page of this proxy statement. Each of these committees is composed of only independent directors and regularly reports to the Board as a whole.
Audit Committee. The Audit Committee assists the Board in fulfilling the Board’s oversight responsibilities over Reliance’s financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance of Reliance’s independent registered public accounting firm and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors and financial management. The Audit Committee appoints and oversees the qualifications of the Company’s independent registered public accounting firm. The Audit Committee confers formally with our independent registered public accounting firm, as well as with members of our management, our internal auditors and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee annually reviews its Charter.
Each member of the Audit Committee is an independent director as defined in the listing standards for the NYSE and as defined in the standards established by the Securities and Exchange Commission. The Board of Directors has determined that Mr. Dellaquila, the Chair of the Audit Committee, is an audit committee financial expert. Each of the other members

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of the Audit Committee, Ms. Baldwin and Ms. Colonias and Mr. Kaminski, is financially literate. The Audit Committee regularly reports to the Board of Directors. The Audit Committee engages our independent registered public accounting firm and the Board of Directors as a whole ratifies such action. The Audit Committee reviews and approves the scope of the audit conducted by the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews the accounting principles being applied by Reliance in financial reporting and the adequacy of internal controls and financial accounting procedures. The Audit Committee oversees the Company’s internal audit function and approves the compensation of the Director, Internal Audit and makes a recommendation to the Compensation Committee and the Board that they ratify such compensation. In 2023 the Audit Committee met nine times, and conferred by phone and email as needed.
Compensation Committee. The Compensation Committee assists the Board in determining the compensation of the Company’s corporate officers, including the NEOs, recommends to the Board annual and long-term compensation for the Company’s corporate officers, including the NEOs, and prepares an annual report on its activities and determinations for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. See “How We Make Decisions Regarding Executive Compensation” on page 40.
In addition to its role in determining the compensation of corporate officers of Reliance, the Compensation Committee administers our long-term incentive plans, including our Second Amended and Restated 2015 Incentive Award Plan, the SERP, and the Deferred Compensation Plan. The Compensation Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any equity award, to interpret the plans, to propose changes in the compensation policy and to make all other determinations for administering the plans and policies; provided that such determinations relating to corporate officers are subject to the approval of the independent directors of the Board. The Compensation Committee annually reviews its Charter.
Each member of the Compensation Committee is an independent director as defined in the listing standards for the NYSE, including the additional independence criteria applicable to compensation committee members. Ms. Colonias has served as Chair of the Compensation Committee since 2022. In 2023, the Compensation Committee met five times, and conferred by phone and email as needed.
Nominating and Governance Committee. The primary role of the Nominating and Governance Committee is to represent the interests of our stockholders with respect to the evaluation and composition of our Board of Directors and each of its standing committees. The Nominating and Governance Committee develops and implements policies and processes regarding Board and corporate governance matters, assesses Board membership needs, makes recommendations regarding potential director candidates to the Board, administers the evaluation of Board and Committee performance, encourages director training and makes any recommendations to the full Board as needed to carry out its purpose. The Nominating and Governance Committee also regularly considers issues relating to the retirement, succession and compensation of directors. The Nominating and Governance Committee is also responsible for the oversight and review of the Company’s activities relating to corporate social responsibility and sustainability matters and the external reporting thereof. The Nominating and Governance Committee annually reviews its Charter and the Company’s Principles of Corporate Governance.
Each member of the Nominating and Governance Committee is an independent director as defined in the listing standards for the NYSE. Mr. Stotlar has served as the Chair of the Nominating and Governance Committee since 2018. The Nominating and Governance Committee recommends, and the Board has adopted, the Principles of Corporate Governance posted on our website at https://investor.reliance.com/corporate-governance-documents. In 2023, the Nominating and Governance Committee met three times and conferred by phone and email as needed.
NOMINATION OF DIRECTORS
Nominations for the Board of Directors are made by the Nominating and Governance Committee and considered by the Board of Directors acting as a whole. The Nominating and Governance Committee has not adopted a specific policy regarding the consideration of director candidates recommended by stockholders, but seeks candidates by any method the Committee determines to be appropriate, including consideration of director candidates proposed by stockholders. Stockholders may propose director candidates for consideration by the Nominating and Governance Committee by sending a letter addressed to the Chair of the Nominating and Governance Committee in care of the Corporate Secretary of Reliance at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement. Candidates recommended by stockholders are evaluated by the Nominating and Governance Committee in the same manner as candidates recommended by other parties. To comply with the universal proxy rules, stockholders

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who intend to solicit proxies in support of director nominees other than the Company’s director nominees must also provide the Company with the notice and other information required by the universal proxy rules as set forth in our Bylaws.
THE ROLE OF THE BOARD OF DIRECTORS IN RISK ASSESSMENT
The Board of Directors as a whole has the responsibility to oversee risk assessment and regularly receives reports from members of senior management and Chairs of the committees as to any material risk to the Company, including operational, financial, legal, or regulatory risks, succession issues or risks that could adversely impact the Company’s reputation. The Audit Committee has taken the lead role in connection with the oversight of risks associated with or disclosable in the Company’s financial statements and certain regulatory risks. The Audit Committee meets with the Company’s independent registered public accounting firm in executive session (i.e., without management) on a quarterly basis and receives quarterly updates directly from the Company’s Vice President, Enterprise Risk and Director, Internal Audit. The Audit Committee conducts an annual discussion regarding potential risks to the Company from a financial reporting and regulatory standpoint, with input from the Company’s financial management, the Vice President, Enterprise Risk, the internal audit team, in-house counsel and the Company’s independent registered public accounting firm.
In addition, the Audit Committee regularly reviews the Company’s assessment of cybersecurity threats and risk, data security programs and information technology risks and potential cybersecurity incidents with management, including the Company’s Chief Information Officer and Senior Director, Information Security.
To the extent that a risk arises within the purview of our Nominating and Governance Committee or the Compensation Committee, management reports to the applicable committee. The Chair of the appropriate committee then reports to the Board as a whole any material risks and the evaluation or mitigation of those risks after any appropriate investigation and discussions with management and any outside counsel or consultant who may be invited to discuss the issue.
In the Board’s executive sessions, the non-executive Chair of the Board regularly holds a general discussion of potential and actual risks. The Chair of the Board conducts the meetings, administers the activities of the Board, and facilitates communication between management and the Board. In addition, the Chair of the Board makes the final determination of the Board’s meeting agendas. The Company’s President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel all regularly attend the meetings of the Board of Directors and its Committees and are available to discuss any material risk with the Board or any Committee. In addition, these officers regularly report to the Board of Directors any material or significant risks of which they become aware. To the extent that the Board desires it, or the risk warrants it, other Company personnel may be asked to prepare and present a report to the Board and outside counsel or an appropriate consultant may be invited to discuss the issue at a Board meeting. The Company believes that these procedures enable the Board to promptly and adequately assess risks that may have a material impact on the Company and to oversee any mitigation to the extent the Board deems appropriate.
RISKS RELATED TO COMPENSATION PLANS
Our Compensation Committee has concluded that the Company’s various compensation plans do not encourage excessive or inappropriate risk taking or create any risk that is reasonably likely to have a material adverse effect on the Company. Each year our Compensation Committee reviews the Company’s existing compensation plans and policies for the NEOs and corporate officers to ensure that they continue to support the Company’s objectives and enhance stockholder value, including to the extent there have been any changes to the Company’s risk profile.
Throughout our Company, compensation of our management and key employees is structured with the same elements as for our NEOs:
•
base salary,

•
performance-based cash incentive awards,

•
equity compensation, and

•
a 401(k) plan.

Sales personnel are generally paid a base salary plus commissions on the gross profit from sales from their particular geographic territory or location. Our cash incentive plans for local management teams provide variable compensation and are performance-based programs tied to various financial and operational measures, including, most commonly, pretax income, return on manageable assets, gross profit, inventory turn, credit performance and other similar

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performance standards tailored to the job responsibilities of the individual employee and the results of the business unit or subsidiary for which the individual works. These plans contain features which we believe mitigates excessive risk-taking. From time to time, discretionary bonuses may be awarded to individual employees based upon that individual’s performance and contribution to the results of the business unit, subsidiary or the Company as a whole. Our senior management reviews compensation paid to division managers, subsidiary officers and key employees, and our Compensation Committee approves all equity awards other than the NEOs’ which are recommended by the Compensation Committee and approved by the independent directors.
The NEOs are entitled to performance-based incentive cash awards only if the Company’s performance meets certain thresholds. Performance-based RSU awards granted to NEOs and other key employees are subject to forfeiture if performance criteria are not met at the end of the three-year performance measurement period. The Compensation Committee annually considers how our compensation policies and practices may affect our risk profile and whether such policies and practices may encourage undue risk-taking by our employees. More specifically, the Compensation Committee considers the general design philosophy of our policies and practices for our employees whose conduct would be most affected by incentives established pursuant to these compensation policies. The Compensation Committee believes that having multiple performance awards over multiple periods will reduce the likelihood of excessive risk-taking. See “Compensation Discussion and Analysis” above for a discussion of our executive compensation program, including our performance-based awards. Moreover, to further reduce the possibility of excessive risk-taking, the Compensation Committee has a compensation recovery policy pursuant to which the Company must recover erroneously awarded performance-based compensation (generally consisting of the annual cash incentive and performance-based RSUs) from senior officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period). To encourage retention of key employees, service-based RSU awards will vest only if the individual continues to be employed by the Company or an affiliate until the end of the three-year measuring period.
The nature of our business limits potential risk of the actions of individual employees and individual transactions. Our primary business is to serve customers by providing quick delivery, metals processing and inventory management services, principally for small orders. Our metals service centers wrote and delivered over 4.6 million orders during 2023 or an average of 18,280 per day, with an average price of approximately $3,210 per order. Most of our customers are located within 200 miles of the Reliance metals service center serving them. We believe that our focus on small orders with quick turnaround differentiates us from many of the other large metals service center companies and allows us to provide better service to our customers, and that it also mitigates excessive risk-taking. It is uncommon for our operating units to enter into a material contract or agreement, and, on those occasions when a material contract is being considered, senior management is involved. Further, given the internal processes and controls that we have in place, it would be difficult for any individual or group of individuals to manipulate the results of their operating unit in a manner that would have a material effect on the Company’s consolidated results.
EXECUTIVE SESSIONS AND THE INDEPENDENT, NON-EXECUTIVE CHAIR
Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not Company officers or employees and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with the Company, former employee status or family relationship or for any other reason. Executive sessions of the non-management directors are led by the non-executive Chair of the Board. Executive sessions of the non-management directors are held regularly and sessions may be called by the non-executive Chair of the Board in his discretion or at the request of the Board.
Mr. Kaminski was elected Lead Director by the independent directors in January 2015. In July 2016, Mr. Kaminski was elected the independent, non-executive Chair of the Board by the independent directors. Consistent with our Principles of Corporate Governance, the Board currently does not have a lead independent director because the Chair of the Board is an independent director. The Board believes that having an independent director serve as the non-executive Chair of the Board is the appropriate leadership structure for our Company at this time because it allows our Chief Executive Officer to focus on executing our Company’s strategic plan and managing our operations and performance, while allowing the Chair of the Board to focus on the effectiveness of the Board and provide independent oversight of our senior management team.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Other than Mrs. Lewis who is our President and Chief Executive Officer and Mr. Hoffman who is our former Chief Executive Officer, the Board has determined that none of our directors have any material relationship with the Company nor is any director affiliated with any entity or person who has a material relationship with the Company. The Board has determined that each of Ms. Baldwin, Ms. Colonias, and Messrs. Dellaquila, Kaminski, McEvoy, Seeger and Stotlar qualifies as an independent director under NYSE rules.
In making its independence determinations, the Board reviewed and considered information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and to the Company’s management. This review included consideration of the applicable relationships identified below in “Related Person Transactions and Indemnification,” as well as the following ordinary course, non-preferential relationships between Reliance and its subsidiaries and our directors:
•
Director Karen W. Colonias served as a director of SSD until April 26, 2023. Subsidiaries of the Company conducted approximately $1,498,000 in transactions with SSD in 2023. Reliance believes that these were all ordinary commercial transactions made at arm’s-length.

•
Director Frank J. Dellaquila was the Senior Executive Vice President and Chief Financial Officer of Emerson until May 2023. Subsidiaries of the Company conducted approximately $10,416,000 in transactions with Emerson in 2023. Reliance believes that these were all ordinary commercial transactions made at arm’s-length.

The amounts paid to each of SSD and Emerson were below the thresholds in the NYSE listing standards for director independence.
The Board determined that neither of the relationships discussed above constituted a material relationship between the director and Reliance or its subsidiaries for the purposes of the NYSE listing standards.
DIRECTOR QUALIFICATIONS
The Nominating and Governance Committee is responsible for assessing membership needs for the Board of Directors, identifying individuals qualified to become Board members, making recommendations regarding potential director candidates to the Board of Directors and administering the evaluation of the Board and Committee performance, among other things. The Nominating and Governance Committee regularly reviews the composition of the Board and of each of the Board’s Committees. The Nominating and Governance Committee strives to maintain an independent, balanced and diverse Board with directors who have appropriate backgrounds, skills and characteristics to complement one another. The Committee reviews management experience, general business knowledge, and specific skills or expertise, such as finance, value-added wholesaling, technology, cybersecurity, business, law, and marketing. The Committee encourages all directors to take director training courses in order to keep current on issues facing boards of directors. Certain characteristics or attributes are sought in all Board members, including integrity, strong professional reputation, a record of achievement, constructive and collegial personal attributes, and the ability and willingness to devote sufficient time and energy to serve on our Board. The Nominating and Governance Committee and the Board of Directors believe that each of the Company’s current Board members meets these criteria and understands what factors result in the Company outperforming its industry peers. The Company desires to have directors who will commit a substantial amount of time to serving on the Board to ensure a greater understanding of the Company’s business and culture and to provide continuity and stability to the Board. Reliance recognizes the value of diversity. Although the Board does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board and considers it in making nominee recommendations.
The Board is committed to prioritizing experience relevant to the Company’s strategy and business, ensuring that potential Board candidates with a diversity of race, age, ethnicity and gender are included in each pool of candidates from which Board of Directors nominees are chosen, and including potential candidates from varied backgrounds, including going beyond the traditional former CEO corporate background as a required criteria for new candidates. The Company will continue to evaluate board composition and opportunities to strengthen the Board of Directors.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
Our Board recognizes that a thorough, constructive evaluation process enhances the Board’s effectiveness and is an essential element of good corporate governance. The Board and each committee conduct an annual self-evaluation covering key performance areas including, but not limited to, corporate strategy, risk oversight, and the composition,

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conduct and culture of the Board and committees. The self-evaluations and summaries are shared and discussed with the full Board and each committee which allows the Board and each committee to share their perspectives and consider any necessary adjustments in response to the collective feedback from the self-evaluations. The Board also regularly assesses the individual directors’ qualifications, attributes, skills and experience to ensure appropriate representation on the Board.
DIRECTOR STOCK OWNERSHIP REQUIREMENTS
Directors are required to own shares of the Company’s common stock having a market value at least equal to $520,000; provided, that directors shall have a period of five years to acquire and begin maintaining that amount of the Company’s common stock. All of the directors are in compliance with their stock ownership requirements or are in the process of becoming compliant within five years of the date of appointment.
STOCKHOLDER ENGAGEMENT
To maintain our strong corporate governance practices and ensure that we regularly receive stockholder feedback, we must engage with investors. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends and the Company’s corporate governance policies and practices.
Management conducts extensive engagements with key stockholders. Officers participating in these engagements include our President and Chief Executive Officer, our Chief Operating Officer, and our Chief Financial Officer. In 2023, we had direct discussions with stockholders holding approximately 28% of our outstanding shares of common stock in the aggregate. We pursue multiple avenues for engagement in addition to direct discussions with stockholders, including video and teleconference meetings, participating at various conferences, road shows and facility tours. These engagements include discussions about governance, compensation, sustainability and safety, as well as financial and operational matters, to ensure that management and the Board understand and address the issues that are important to our stockholders. The Board oversees the discharge by management of stockholder communication and engagement and receives regular reports on stockholder comments and feedback. The Board encourages dialogue on issues of interest to stockholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As of the date of this proxy statement, the Compensation Committee consisted of Ms. Colonias (Chair) and Messrs. McEvoy, Seeger and Stotlar. During 2023 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of Reliance, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of Reliance’s Compensation Committee or Board of Directors.

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AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities over our financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal auditors, and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors, and financial management and has taken a lead role in financial risk assessment. During 2023, the Audit Committee, which is composed entirely of independent, non-employee directors, met nine times.
The Audit Committee operates under a written Charter adopted by the Board that outlines its responsibilities and the practices it follows. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and, when appropriate, recommends changes to the Board.
In fulfilling its responsibilities under the Charter, the Audit Committee reviewed and discussed our audited financial statements for 2023 with management and the independent registered public accounting firm, including the critical audit matter arising from the current period audit of the Company’s financial statements set forth therein. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also reviewed the written disclosures and the letter from the independent registered public accounting firm required by professional standards regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from management and Reliance. The Audit Committee has also considered the compatibility of non-audit services rendered by our independent registered public accounting firm with its independence. The Audit Committee approved all fees paid to the independent registered public accounting firm for audit and non-audit services.
In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and selected KPMG LLP as the Company’s independent registered public accounting firm for 2024. This selection was ratified by the Board of Directors.
Lisa L. Baldwin	Karen W. Colonias Mark V. Kaminski	Frank J. Dellaquila, Chair

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RELATED PERSON TRANSACTIONS AND INDEMNIFICATION
In 2023, we employed two individuals – Grant Hoffman and Ryan Mollins – who are immediate family members of current or former executive officers during 2023 and/or directors and whose individual aggregate compensation and benefits paid by the Company in 2023 exceeded $120,000. Each of these employees is compensated in a manner consistent with our employment and compensation policies applicable to all employees.
The Board of Directors has reviewed and approved these transactions under the standards described below.
Except as set forth above, since January 1, 2023, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed. Our policies and procedures with respect to the review of any proposed transactions are evidenced in the Company’s Code of Conduct, which requires that all material facts be disclosed to the full Board of Directors (or in the case of non-director employees, to corporate officers) and then all disinterested persons will review and consider what, if any, actions need to be taken. The Company’s Principles of Corporate Governance require directors to report any matter that conflicts with the interests of the Company or gives the appearance of a conflict immediately to the Chairman of the Board and the Chair of the Nominating and Governance Committee for the matter to be evaluated with respect to the continued appropriateness of such director’s Board membership, and any personal interest a director has in a matter before the Board must be disclosed to the Board and such director must excuse himself or herself from participation in the discussion and shall not vote on the matter. Furthermore, pursuant to its Charter, the Audit Committee conducts an annual review of any related person transactions for potential conflicts of interest.
We indemnify our directors and our officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Reliance. Our Bylaws require indemnification, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

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PARTICIPATION IN THE ANNUAL MEETING
Stockholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. A list of these stockholders will be available during ordinary business hours at the principal executive offices of the Company in Scottsdale, Arizona for a period of ten days ending on the day before the meeting date. Each share of common stock is entitled to one vote on each matter to be voted on. Voting may be done over the internet, by telephone, by completing and mailing the proxy card, or electronically at the Annual Meeting. Additional information including information about voting by beneficial holders who hold shares through a bank, broker or financial institution is provided under “Voting Information” on page 7 and “Information Concerning Our Common Stock” on page 9.
We hope you will participate in the Annual Meeting by accessing our live webcast. If you do, you will need the 16-digit control number included on your proxy card, on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials. If you are a beneficial holder, you may also vote electronically at the meeting by using the 16-digit control number included on the voting instruction form provided by your broker. If you are a beneficial holder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials. Even if you plan to participate in the meeting by live webcast, we encourage you to vote your shares in advance of the Annual Meeting date.
Submitting questions at the Annual Meeting
You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our senior leadership will answer questions as they come in, as time permits. We have designed our virtual meeting such that stockholders have equivalent rights to participate and ask and hear management’s responses to appropriate questions as they had at our prior in-person meetings. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chair of the Board (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We also reserve the right to edit or reject questions we deem personal, profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/RS2024.
If you have technical difficulties or trouble accessing the virtual meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2025 ANNUAL MEETING
We must receive any stockholder proposals intended to be presented at the 2025 Annual Meeting and included in our proxy materials relating to such meeting pursuant to Rule 14a-8 of the Exchange Act no later than December 4, 2024. If a stockholder proposal intended to be presented at the 2025 Annual Meeting and included in our proxy materials is not received by the Company on or before December 4, 2024, it will be deemed to be untimely.
Stockholder proposals intended to be presented at the 2025 Annual Meeting outside of the Rule 14a-8 process (including nominations made under the universal proxy provisions of the Exchange Act) relating to such meeting must be received no earlier than January 15, 2025 and no later than February 14, 2025, and must satisfy the requirements specified in the Bylaws. Any such stockholder proposals submitted without a properly completed timely notice in accordance with the Bylaws will be deemed untimely and not properly submitted under the Bylaws.
The Company’s Bylaws permit a stockholder (or a group of up to 20 stockholders) who has owned a significant amount of Reliance common stock (at least 3%) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 25% of the Board) for inclusion in the Company’s proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Director nominations under the Company’s proxy access bylaw for the Company’s 2025 Annual Meeting must be received no earlier than November 4, 2024 and no later than December 4, 2024. Any such proxy access director nominations submitted without the required notice and required information will be deemed untimely and not properly submitted under the Company’s Bylaws.
Stockholder proposals and director nominations must be addressed to the Corporate Secretary at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement. Notices and submissions must include the information required by the Company’s Bylaws, which are available without charge upon written request to the Corporate Secretary. Failure to comply with our procedures and deadlines may preclude presentation of your proposal at our 2025 Annual Meeting.

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STOCKHOLDERS SHARING THE SAME ADDRESS
In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs. However, if any stockholder residing at such address wishes to receive a separate annual report or proxy statement, he or she may so notify the Corporate Secretary at the Company’s corporate headquarters address or phone number appearing at the top of the first page of this proxy statement and we will promptly send such stockholder the requested materials, and we will send such stockholder separate materials for future meetings. If you are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting the Corporate Secretary at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement.

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ANNUAL REPORT
Reliance will furnish without charge to any stockholder, upon written request directed to the Corporate Secretary of Reliance at its address appearing at the top of the first page of this proxy statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
By Order of the Board of Directors,
William A. Smith II
Corporate Secretary
Scottsdale, Arizona
April 3, 2024

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ANNEX A
RELIANCE, INC.
AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED
2015 INCENTIVE AWARD PLAN
This Amendment No. 2 (“Amendment”) to the Reliance, Inc. Second Amended and Restated 2015 Incentive Award (“Plan”) is adopted by the Board of Directors of Reliance, Inc., a Delaware corporation (the “Company”), to be effective as of May 15, 2024, subject to receiving the approval of the shareholders at the Company’s Annual Meeting of Shareholders scheduled for May 15, 2024.
1. Purpose. The purpose of this Amendment is to amend the Plan. All terms in this Amendment shall have the same meanings as set forth in the Plan unless otherwise specifically defined.
2. Authority to Amend. Under Sections 13.1 and 13.2 of the Plan, the Board has express authority to amend the Plan from time to time, subject to stockholder approval if the amendment would: (i) increase the limit on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited by the Plan provisions prohibiting repricing, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of specific terms of the Plan. The rules of the New York Stock Exchange require shareholder approval of equity compensation plans such as the Plan and material revisions thereto, including a material extension of the term of the plan. This Amendment is intended to extend the term of the Plan and, accordingly, the Board of Directors shall obtain stockholder approval for this Amendment.
3. Amendment to Term of Plan. Section 13.1(c) of the Plan is hereby amended in its entirety as follows:
“(c) No awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted after February 24, 2030 (such date, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and he applicable Award Agreement.”
Reliance, Inc.
By: Name: Title:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV41788-P074742. To consider a non-binding, advisory vote to approve thecompensation of our named executive officers.3. To ratify the appointment of KPMG LLP as ourindependent registered public accounting firm for 2024.4. To approve an amendment to the Reliance, Inc. SecondAmended and Restated 2015 Incentive Award Plan toextend its duration by 5 years.5. To transact such other business, if any, as properly comesbefore the meeting or any adjournment thereof.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"For Against Abstain PROPOSALS 2 - 4. For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! ! ! ! !! ! !RELIANCE, INC.RELIANCE, INC.16100 N. 71ST STREET, SUITE 400SCOTTSDALE, AZ 852541a. Lisa L. Baldwin1c. Frank J. Dellaquila1h. Douglas W. Stotlar1b. Karen W. Colonias1f. Robert A. McEvoy1g. David W. SeegerPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.1e. Karla R. Lewis1d. Mark V. Kaminski! ! !These items of business are more fully described in theaccompanying proxy statement.1. Election of DirectorsTHE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"ALL THE NOMINEES LISTED IN PROPOSAL 1.! ! !Nominees:VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RS2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V41789-P07474(Continued and to be signed on reverse side)RELIANCE, INC.Proxy Solicited on Behalf of the Board of Directors ofthe Company for the Annual Meeting of Stockholders on May 15, 2024The undersigned hereby constitutes and appoints Arthur Ajemyan and William A. Smith II, and each of them, his or her trueand lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting ofStockholders of RELIANCE, INC. to be held at 10:00 a.m. PDT on Wednesday, May 15, 2024, electronically via live webcastaccessible at www.virtualshareholdermeeting.com/RS2024, and at any adjournments thereof, on all matters coming beforesaid meeting.You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you neednot mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board ofDirectors recommends voting FOR all Nominees in item 1, FOR items 2, 3, and 4, and in the discretion of the proxieswith respect to any other business that may properly come before the meeting (and any adjournment or postponementthereof). The proxyholders cannot vote the shares unless you sign and return this card.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV41790-P07474RELIANCE, INC.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.RELIANCE, INC.16100 N. 71ST STREETSCOTTSDALE, AZ 852542. To consider a non-binding, advisory vote to approve thecompensation of our named executive officers.3. To ratify the appointment of KPMG LLP as ourindependent registered public accounting firm for 2024.5. To transact such other business, if any, as properly comesbefore the meeting or any adjournment thereof.For Against Abstain For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !1a. Lisa L. Baldwin ! ! ! ! ! !1c. Frank J. Dellaquila1b. Karen W. Colonias1f. Robert A. McEvoy1g. David W. Seeger1e. Karla R. Lewis1d. Mark V. Kaminski! ! !These items of business are more fully described in theaccompanying proxy statement.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"ALL THE NOMINEES LISTED IN PROPOSAL 1.! ! !1h. Douglas W. Stotlar ! ! !1. Election of DirectorsNominees:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"PROPOSALS 2 - 4.4. To approve an amendment to the Reliance, Inc. SecondAmended and Restated 2015 Incentive Award Plan toextend its duration by 5 years.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. Eastern Time on May 10, 2024. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RS2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time on May 10, 2024. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V41791-P07474(Continued and to be signed on reverse side)RELIANCE, INC.Proxy Solicited on Behalf of the Board of Directors ofthe Company for the Annual Meeting of Stockholders on May 15, 2024The undersigned hereby (i) constitutes and appoints, and/or (ii) instructs U.S. Bank, N.A., as trustee of the Employee Stock Ownership Plan,to appoint, and/or (iii) instructs Fidelity Management Trust Company, as trustee of the Reliance, Inc. Master 401(k) Plan andthe Precision Strip Retirement and Savings Plan, to appoint, Arthur Ajemyan and William A. Smith II, and each of them,his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at theAnnual Meeting of Stockholders of RELIANCE, INC. to be held at 10:00 a.m. PDT on Wednesday, May 15, 2024,electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2024, and at any adjournments thereof, onall matters coming before said meeting.You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you neednot mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board ofDirectors recommends voting FOR all Nominees in item 1, FOR items 2, 3, and 4, and in the discretion of the proxieswith respect to any other business that may properly come before the meeting (and any adjournment or postponementthereof). The proxyholders cannot vote the shares unless you sign and return this card.